    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 9, 1998



                                            REGISTRATION STATEMENT NO. 333-37507

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 1
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                        CONNECTICUT VALLEY SPORTS, INC.
                        (Name of Small Business Issuer)
                         ------------------------------

            DELAWARE                            3484                           13-3890380
(State or other jurisdiction of     (Primary Standard Industrial    (I.R.S. Employer Identification
 incorporation or organization)     Classification Code Number)                 Number)

                            ------------------------

                             4004 HIGHWAY 93 NORTH
                          STEVENSVILLE, MONTANA 59870
                                 (406) 777-5534
   (Address and Telephone Number of Principal Executive Offices and Place Of
                                   Business)
                         ------------------------------

                                  JOHN TILLELI
                            CHIEF EXECUTIVE OFFICER
                        CONNECTICUT VALLEY SPORTS, INC.
                             4004 HIGHWAY 93 NORTH
                          STEVENSVILLE, MONTANA 59870
                                 (406) 777-5534
           (Name, Address and Telephone Number of Agent for Service)
                         ------------------------------

                                   COPIES TO:


   GERSTEN, SAVAGE, KAPLOWITZ & FREDERICKS LLP               ZIMET, HAINES, FRIEDMAN & KAPLAN
              JAY M. KAPLOWITZ, ESQ.                            JAMES MARTIN KAPLAN, ESQ.
               101 EAST 52ND STREET                                  460 PARK AVENUE
             NEW YORK, NEW YORK 10022                            NEW YORK, NEW YORK 10022
            TELEPHONE: (212) 752-9700                           TELEPHONE: (212) 486-1700
            TELECOPIER: (212) 752-9713                          TELECOPIER: (212) 223-1151


                            ------------------------

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.


    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

------------------------


    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

------------------------


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /



    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE AN AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE. THE EXHIBIT INDEX REQUIRED BY ITEM
601 OF REGULATION S-B IS LOCATED AT PAGE   OF THE SEQUENTIAL NUMBERING SYSTEM
APPEARING IN THE MANUALLY SIGNED COPY OF THIS REGISTRATION STATEMENT, TOTALING
  PAGES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

        TITLE OF EACH CLASS                             PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
        OF SECURITIES TO BE            AMOUNT TO BE    OFFERING PRICE PER  AGGREGATE OFFERING   REGISTRATION
             REGISTERED                 REGISTERED        SECURITY (1)           PRICE               FEE
Units...............................   1,725,000(2)          $5.10             $8,797,500         $2,665.91
Common Stock $.001 par value
  ("Common Stock")..................   1,725,000(3)           -0-                 -0-                -0-
Redeemable Common Stock Purchase
  Warrant ("Warrant")...............   1,725,000(4)           -0-                 -0-                -0-
Common Stock........................   1,725,000(5)          $6.00            $10,350,000         $3,136.56
Underwriter Warrant.................       1(6)              $.0001              $10.00              $--
Units...............................    150,000(7)           $5.61              $841,500           $255.00
Common Stock........................    150,000(8)            -0-                 -0-                -0-
Warrants............................    150,000(9)            -0-                 -0-                -0-
Common Stock........................    150,000(10)          $6.00              $900,000           $272.73
Total Registration Fee..............                                                              $6,330.20
Previously Paid.....................                                                              $5,830.46
Amount Due Herewith.................                                                               $499.74

 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended.

 (2) Includes 225,000 Units subject to an over-allotment option granted to the Underwriter ("Over-Allotment Option").

 (3) Consists of Common Stock included as part of the Units, including Units which the Underwriter has the option purchase from the Registrant to cover the over-allotments, if any.

 (4) Consists of Warrants included as part of the Units, including Units which the Underwriter has an option to purchase from the Registrant to cover over-allotments, if any.

 (5) Represents shares of Common Stock issuable upon exercise of the Warrants contained in the Units. Pursuant to Rule 416, this Registration Statement also covers an indeterminable number of additional shares of Common Stock issuable as a result of any future anti-dilution adjustments in accordance with the terms of the Warrants contained in the Units.

 (6) Issuable to the Underwriter. Exercisable to purchase up to 150,000 Units.

 (7) Represents the Units issuable upon exercise of the Underwriter's Warrant. Pursuant to Rule 416, this Registration Statement also covers an indeterminable number of additional Units issuable as a result of a future anti-dilution adjustments in accordance with the terms of the Underwriter's Warrants.

 (8) Consists of Common Stock included as part of the Units underlying the Underwriter's Warrants. Pursuant to Rule 416, this Registration Statement also covers an indeterminable number of additional of shares of Common Stock issuable as a result of a future anti-dilution adjustments in accordance with the terms of the Underwriter's Warrants.

 (9) Consists of Warrants included as part of the Units underlying the Underwriter's Warrants. Pursuant to Rule 416, this Registration Statement also covers an indeterminable number of additional of Warrants issuable as a result of a future anti-dilution adjustments in accordance with the terms of the Underwriter's Warrants.

(10) Represents the Common Stock issuable upon exercise of the Warrants contained in the Underwriter's Warrant. Pursuant to Rule 416, this Registration Statement also covers an indeterminable number of additional of shares of Common Stock issuable as a result of a future anti-dilution adjustments in accordance with the terms of the Underwriter's Warrants and the Warrants contained in the Units.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED          , 1998


PROSPECTUS


                        CONNECTICUT VALLEY SPORTS, INC.
                                1,500,000 UNITS
             EACH UNIT CONSISTING OF ONE SHARE OF COMMON STOCK AND
                          ONE REDEEMABLE COMMON STOCK
                                PURCHASE WARRANT



    Connecticut Valley Sports, a Delaware corporation (the "Company"), is offering hereby (the "Offering") 1,500,000 Units ("Units"), each Unit consisting of one share of the Company's common stock, $.0001 par value ("Common Stock"), and one Redeemable Common Stock Purchase Warrant ("Warrant"), through Briarwood Investment Counsel (the "Underwriter"). The Units, Common Stock and the Warrants are sometimes collectively referred to as the "Securities." The Common Stock and Warrants are immediately separable and separately tradable. Each Warrant entitles the holder thereof to purchase one share of the Company's Common Stock ("Share") at an exercise price of $6.00 per Share, subject to adjustment in
certain circumstances, commencing       2000 [two years from the effective date
of the registration statement of which this Prospectus is a part ("Effective
Date")] and ending on       2003 [five years from the Effective Date]. The
Warrants are subject to redemption by the Company upon not less than 30 days
written notice at $.10 per Warrant at any time commencing      1999 [one year
from the Effective Date] with the prior approval of the Underwriter, provided the closing bid quotation in the market where the Common Stock trades at the time of the call for redemption has equaled or exceeded $7.50 for 20 consecutive trading days ending on the third business day prior to the date of the redemption notice. Prior to this Offering there has been no market for the Securities and there can be no assurance that a market will develop or if developed will be sustained. See "Description of Securities" and "Risk Factors."



    Application has been made to have the Units, Common Stock and Warrants included for quotation on The Nadsaq SmallCap Market under the symbols "CVSPU", "CVSP" and "CVSPW" respectively and for listing on the Boston Stock Exchange under the symbols "CVSC", "CVS" and "CVSW", respectively. The offering price of the Units and the exercise price and other terms of the Warrants have been determined by negotiation between the Company and the Underwriter and do not necessarily bear any relation to the Company's earnings, assets, book value, net worth or any other recognized criteria of value. For a discussion of the factors considered in determining the offering price and exercise price, see "Underwriting."



    These are Speculative Securities.


THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE
       SUBSTANTIAL DILUTION AND SHOULD NOT BE PURCHASED BY INVESTORS WHO
             CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTEMENT SEE
                    "RISK FACTORS" BEGINNING ON PAGE 8 AND
                             "DILUTION" ON PAGE 18



 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
    OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURANCY OR ADEQUACY
     OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.


                                                           UNDERWRITING
                                                           DISCOUNT AND      PROCEEDS TO THE
                                       PRICE TO PUBLIC    COMMISSION (1)       COMPANY(2)
Per Unit............................        $5.10              $.51               $4.59
Total (3)...........................     $7,650,000          $765,000          $6,885,000


(1) In addition, the Company has agreed to pay the Underwriter a non-accountable expense allowance equal to 3% of the gross proceeds of this Offering, to sell to the Underwriter a warrant to purchase 150,000 shares of Common Stock at a purchase price of $5.50 per share and 150,000 Warrants at a purchase price of $.11 per Warrant ("Underwriter's Warrant") and to retain the Underwriter as a financial consultant. The Company has also agreed to pay the Underwriter a warrant solicitation fee of 5% under certain circumstances and to indemnify the Underwriter against certain liabilities arising under the Securities Act of 1933, as amended ("Securities Act"). See "Underwriting."



(2) Does not include expenses of the Offering, (estimated to be $655,000) including the Underwriter's non-accountable expense allowance in the amount of $229,500 ($263,925 if the Underwriters' Over-allotment Option is exercised in full).



(3) The Company has granted the Underwriter an option exercisable within 45 days from the Effective Date to purchase up to 225,000 additional Units ("Over-Allotment Option"), on the same terms as set forth above for the purpose of covering over-allotments, if any. If the Over-Allotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to the Company will be $8,797,500, $879,750 and $7,917,750, respectively. See "Underwriting."



    The Securities are offered by the Underwriter, as agent for the Company when, as and if delivered to and accepted by the Underwriter and subject to its right to reject orders in whole part, the approval of certain legal matters by counsel and certain other conditions. It is expected that delivery of the certificates representing the Common Stock and Warrants comprising the Units will be made against payment therefor at the offices of Briarwood Investment Counsel, 1851 East First Street, Suite 950 Santa Ana, California 92705 on or
about       1998.



                          BRIARWOOD INVESTMENT COUNSEL



                   THE DATE OF THIS PROSPECTUS IS       1998

    CERTAIN PERSON'S PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING PURCHASES OF THE UNITS, SHARES AND WARRANTS TO STABILIZE THEIR MARKET PRICE, PURCHASES OF THE UNITS, SHARES AND WARRANTS TO COVER SOME OR ALL OF A SHORT POSITION IN THE UNITS, SHARES AND WARRANTS MAINTAINED BY THE UNDERWRITER AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY


    THE FOLLOWING SUMMARY SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. THE DISCUSSIONS IN THIS PROSPECTUS CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD LOOKING STATEMENTS. FACTORS THAT MAY CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS" BEGINNING ON PAGE 8. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.



    IN SEPTEMBER 1997, CONNECTICUT VALLEY SPORTS, INC. (THE "COMPANY"), THROUGH AN EXCHANGE OFFER ACQUIRED APPROXIMATELY 97% OF THE OUTSTANDING CAPITAL STOCK OF CONNECTICUT VALLEY CLASSICS, INC. ("CVC"). CVC OWNS ALL OF THE OUTSTANDING CAPITAL STOCK OF THE STOCK SHOP, INC. ("STOCK SHOP") WHICH IN TURN, OWNS APPROXIMATELY 99% OF THE OUTSTANDING CAPITAL STOCK OF COOPER FIREARMS, INC. ("COOPER ARMS"). ALL REFERENCES IN THIS PROSPECTUS TO THE COMPANY INCLUDE CVC, STOCK SHOP AND COOPER ARMS AND THE OPERATIONS OF CVC EXCLUSIVE OF ITS SUBSIDIARIES ARE REFERRED TO HEREIN AS "CVC CLASSICS." SEE "BUSINESS -- HISTORY."



THE COMPANY



    The Company through CVC and CVC's subsidiaries, Stock Shop and Cooper Arms, designs, engineers, manufactures, assembles, markets and sells custom quality, mass produced rifles and shotguns used for both hunting and competition (target) shooting. The Company's firearms are produced to the quality level associated with rifles produced largely by hand to a customers specifications (custom quality), but multiple units of the Company's firearms are manufactured in a production line process to the Company's standard specifications (mass produced.)



    CVC Classics designs, engineers, manufactures, assembles and markets a premium line of ten shotguns for clay target shooting and hunting. This line is an improved version of the famed Winchester Model 101 and features lengthened forcing cones, overboring, mechanical triggers, diamond honed barrels, and select American walnut with hand checkering. The most popular model, the CVC Classic Sporter, is intended for sporting clays competition shooting. CVC Classics' shotguns generally retail from $3,000 without options to in excess of $10,000 with options and are sold to licensed firearms dealers who are approved by the Company (the "Approved Dealers"). See "Business - Products -- CVC Classics."



    The Stock Shop manufactures rifle and shotgun stocks used by the Company in the manufacture of its other firearms and custom manufactures stocks for others. The Stock Shop also purchases barreled actions manufactured by the world-renowned firm of J.G. Anschutz GmbH ("Anschutz") under an agreement between them. These barreled actions are then assembled by the Company, with stocks and hardware manufactured by it into rifles, designed by the Company which are sold under the trade name "Anschutz USA Sporting Rifles." The Anschutz USA Sporting Rifles are sold to the Approved Dealers. The rifles retail for approximately $1,550 to $1,895 without options, and can generally retail for in excess of $10,000 with options. See "Business - Products -- The Stock Shop."



    Cooper Arms designs, engineers, manufactures, markets and sells a line of custom quality, mass produced bolt action rifles for hunting and competition. The Cooper Arms product line consists of five basic models of rifles ranging in caliber from .17 up to .45-70. The Cooper Arms rifles are produced in AAA select walnut in a classic design. The rifles are sold to the Approved Dealers and generally retail from $1,695 to in excess of $6,000 with options.



    The Company has designed prototypes of, and intends to market ultra accurate high performance ammunition for use primarily by military and law enforcement units. This line of highly accurate ammunition previewed at the Brussels Military Procurement Exposition in November of 1997. See "Business - Products -- Cooper Arms." The Company intends to commence marketing of specialty labeled sports apparel and shooting accessories. Products are expected to include caps, shooting vests, gun cases and cleaning supplies. The products will be targeted at the high grade, high margin upscale market. See "Business - Products -- Apparel and Accessories."



    The Company's goal is to become a leading manufacturer of custom quality, mass produced firearms and high grade accessories by focusing on the high growth areas of the firearms market which the Company believes includes various types of target shooting, such as clay, trap and skeet shooting. The Company's primary strategies for achieving its goal are to broaden its product line and increase the scope and efficiency of its manufacturing operations. In order to broaden its product lines, the Company intends to seek to acquire companies which sell products which are competitive or complimentary to its current products or to acquire such product lines. Alternatively, as the Company is doing with ammunition and apparel and accessories, the Company may develop such product lines itself. The purchase of additional production equipment at its existing, or proposed facilities, is expected by management to reduce reliance on third party suppliers, as well as to increase capacity and manufacturing efficiency.



    The Company's address is 4004 Highway 93 North, Stevensville, Montana 59870 and its telephone number is (406) 777-5534.



    The Company was incorporated in Delaware in May 1996. CVC was incorporated in Connecticut in March 1991 and reincorporated in Delaware in May 1995.

                                  THE OFFERING


Units Offered...................  1,500,000 Units, each Unit consisting of one share of
                                  Common Stock and one Warrant.

Offering-Price..................  $5.10 per Unit

Common Stock Outstanding
  Prior to the Offering (1).....  2,797,476
  After the Offering (1)........  4,297,476

Warrants Outstanding:
  Prior to the Offering.........  50,000
  After the Offering(2).........  1,550,000

Terms of Warrants:
  Exercise Price................  The exercise price is $6.00 per share of Common Stock, subject to adjustment in certain circumstances.

  Exercise Period...............  The Warrants are exercisable for a period of three years commencing, unless adjusted pursuant to the redemption
                                  provisions, on       , 2000 (two years after the Effective
                                  Date) and expiring on       , 2003 (five years after the
                                  Effective Date).

  Redemption....................  The Warrants are redeemable by the Company, commencing
                                        1999, one year from the Effective Date with the
                                  prior approval of the Underwriter, at a redemption price
                                  of $0.10 per Warrant on not less than 30 days written
                                  notice, provided that the closing bid price per share of
                                  Common Stock, for 20 consecutive trading days ending on
                                  the third business day prior to the date of the redemption notice, is at least $7.50, subject to adjustment for
                                  certain events. Upon giving notice of redemption, the
                                  Warrants will become exercisable if they were not
                                  otherwise exercisable. See "Description of Securities --
                                  Redeemable Common Stock Purchase Warrants."

  Risk Factors..................  The securities offered hereby involve a high degree of risk and immediate substantial dilution to public
                                  investors. See "Risk Factors" and "Dilution."

  Use of Proceeds...............  The net proceeds of the Offering will be used primarily for acquisitions, construction of a new manufacturing
                                  facility, for research and development, for sales and
                                  marketing, to purchase raw materials, repayment of
                                  indebtedness and for working capital and general corporate purposes. See "Use of Proceeds."

  Proposed NASDAQ Symbols(3)....  Units: CVSPU
                                  Common Stock: CVSP
                                  Warrants: CVSPW
  Proposed Boston Stock Exchange
    Symbols(3)..................  Units: CYSU
                                  Common Stock: CVS
                                  Warrants: CVSW


------------------------


(1) Assumes no exercise of (i) options to acquire 600,000 shares of Common Stock pursuant to the Company's 1997 Stock Option Plan, of which options to acquire 275,000 shares have been granted, (ii) other currently outstanding options and warrants to acquire 250,000 shares of Common Stock, (iii) the Warrants, (iv) the Underwriter's Warrants, or (v) the Over-allotment Option. See "Principal Stockholders," "Management" and "Description of Securities."



(2) Assumes no exercise of (i) the Underwriter's Warrants or (ii) the Over-allotment Option. See "Description of Securities."



(3) The proposed trading symbols do not imply that a liquid and active market will be developed or sustained for the Units, Shares and or Warrants upon completion of the Offering.

                 SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION


    The summary consolidated financial information set forth below is derived from and should be read in conjunction with the financial statements of the Company, including the notes thereto, appearing elsewhere in this Prospectus.



                                                                                         NINE MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                               ------------------------------------  --------------------------
                                                  1994         1995        1996         1996          1997
                                               -----------  ----------  -----------  ----------  --------------
STATEMENT OF OPERATIONS DATA
Net sales....................................  $   247,950  $   74,744  $   244,725  $  193,796   $    365,378
Gross profit (loss)..........................     (157,491)   (264,502)    (331,428)   (161,331)      (272,933)
Operating loss...............................     (402,468)   (746,708)  (1,090,615)   (817,062)      (729,953)
Net loss.....................................     (449,480)   (782,463)  (1,102,664)   (846,762)      (753,523)
Earnings per share...........................        (0.84)      (0.75)       (0.44)      (0.35)         (0.27)
Weighted average number of shares
  outstanding(1).............................      535,728   1,040,893    2,488,466   2,410,972      2,803,558



                                                         AT DECEMBER 31,                  AT SEPTEMBER 30,
                                               ------------------------------------  --------------------------
                                                  1994         1995        1996         1997     AS ADJUSTED(2)
                                               -----------  ----------  -----------  ----------  --------------
BALANCE SHEET DATA
Working capital (deficit)....................  $  (598,480) $  (49,286) $   200,083  $  (76,943)  $  6,238,880
Total assets.................................      500,286     736,095    1,126,112   1,107,900      7,114,400
Long-term debt...............................      --          262,500      300,000     384,203        470,026
Total liabilities............................      901,291     759,059      999,357   1,143,342      1,059,842
Stockholders' equity (deficit)...............     (401,005)    (22,964)     126,755     (35,442)     6,054,558


------------------------


(1) Adjusted for merger with Stock-Shop and recapitalization in 1995. See Notes 1 and 2 to the financial statements.



(2) Gives effect to the sale of securities offered hereby and application of estimated net proceeds of $6,230,000 and the reclassification in December 1997 of $123,323 in short term debt owed to a company which the Company's Chairman is a principal to long term debt. See "Use of Proceeds."

                                  RISK FACTORS


    PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH INVESTMENTS IN THE SECURITIES OFFERED HEREBY. THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS. AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.



HISTORY OF LOSSES; GOING CONCERN UNCERTAINTY INCLUDED AS PART OF AUDITOR'S
  REPORT; NO ASSURANCE OF PROFITABILITY



    For the years ended December 31, 1995, December 31, 1996 and the nine months ended September 30, 1997, the Company had net losses of $782,463, $1,102,664, and $753,523 respectively. At September 30, 1997, the Company had an accumulated deficit of $3,412,069. There can be no assurance that the Company will be able to integrate successfully the operations of CVC, the Stock Shop and Cooper Arms, that the Company will be able to successfully implement its business strategy, that the Company's products wll gain market acceptance, or that the Company will operate profitably in the future. Due to the Company's continued operating losses, the independent accountants' opinion on the Company's 1996 and 1995 financial statements indicates that there is a substantial doubt about the Company's ability to continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


POSSIBLE NEED FOR ADDITIONAL FINANCING


    Although the Company anticipates, based on currently proposed plans, that the net proceeds of the Offering will be sufficient to satisfy the Company's anticipated cash requirements for at least 12 months following the date that the Securities and Exchange Commission declares the Registration Statement of which this Prospectus is a part effective (the "Effective Date"), there can be no assurance that the Company will not require additional financing at an earlier date. If the Company is required to obtain financing in the future, there can be no assurance that such financing will be available on terms acceptable to the Company, or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



LIMITED OPERATIONS OF OPERATING SUBSIDIARIES, NEW PRODUCT LINES



    On a limited basis in 1993 and 1994, CVC Classics produced various prototypes and limited production for two shotguns within the CVC Classic Sporter family--the CVC Classic Sporter and the Waterfowler. In September 1994, the Company curtailed such limited production due to a lack of adequate capital and in order to develop its business plan for long-term, full-scale production of its products. Subsequent to financing activities that occurred in mid-1995, CVC Classics recommenced operations in October 1995. In-house manufacturing and assembly of CVC Classic's premium line of shotguns recommenced after the acquisition by CVC Classics of the capital stock of the Stock Shop and its subsidiary Cooper Arms in November 1996. There can be no assurance that the Company's operations relating to CVC Classic's line of shotguns will produce significant, or any, revenues or that such operations will be profitable. See the Financial Statements and Notes thereto included herein and "Business."



    The Company has not sold, produced or purchased any Cooper Arms ammunition or any of the Company's apparel and accessory products or any significant quantity of firearms stocks. The Company has never engaged in the business of selling, designing or producing products other than firearms. An evaluation of ammunition, apparel and accessory, and firearms stocks business lines must be considered in light of the risks, expenses and difficulties frequently encountered in connection with establishing new businesses in a competitive industry. There can be no assurance that these products will gain market acceptance or that the Company will be able to establish recognizable brand names. Furthermore, there can be no assurance that these business lines will produce significant or any revenue, or that such operations will be profitable. See "Business."



INSUFFICIENT FACILITIES



    While the Company believes that its current property and equipment are adequate for its business as currently conducted, the current facilities are not automated, operate in a comparatively inefficient manner and have insufficient production capacity to achieve significant growth in production volume. Therefore the Company believes it is necessary to purchase new manufacturing equipment and ideally, consolidate and expand its current manufacturing premises. Failure to do so could cause the Company to have inventory shortages or force the Company to rely on high cost third party suppliers. Additionally, the Company manufactures its products at two separate facilities, leading to inefficiencies. The Company has allocated a portion of the proceeds of this Offering to improve its manufacturing facilities and intends to raise additional capital for improvements by issuing industrial development bonds. However, there can be no assurance that the industrial development bond offering will be completed, that improvements can be made to the Company's manufacturing facilities, or that such improvements will enable the Company to operate profitably. Furthermore, construction of the new facility will take at least 12 months, and could take significatly longer. Although the Company intends to upgrade its existing facilities during this time period, delays in opening the new facility could have a material adverse effect on the Company. See "Use of Proceeds" and "Business -- Property" and "Business -- Manufacturing."



BROAD DISCRETION IN APPLICATION OF PROCEEDS; UNSPECIFIED ACQUISITIONS



    A substantial portion of the proceeds of this Offering have been allocated to acquisitions. As of the date of this Prospectus, the Company has not identified any particular acquisition targets and no discussions or negotiations regarding any acquisitions are pending. Stockholders of the Company, therefore, may have no opportunity to approve specific acquisitions or to review the financial condition of any potential target. Additionally, there can be no assurance that the Company will be able to successfully integrate such acquisitions into the Company, or that such acquisitions will enable the Company to operate profitably. In addition, a portion of the proceeds are to be used for working capital and general corporate purposes. Accordingly, management of the Company will have broad discretion in the application of the proceeds of this Offering. See "Use of Proceeds."


ABSENCE OF PATENT PROTECTION; POTENTIAL INFRINGEMENT CLAIMS; PROPRIETARY RIGHTS


    The Company does not currently have patent protection on its products or production processes. Its ability to compete effectively with other companies will depend, in part, on its ability to maintain the proprietary nature of its products and production processes. The Company may apply for patent protection. However, there can be no assurance that it will be successful in obtaining such patents or if obtained, that such patents will afford the Company sufficient protection. The Company intends to rely substantially on unpatented products and production processes, and there can be no assurance that others will not copy any of its designs or processes. See "Business -- Products."



    It is not certain that the Company's products or production processes will not infringe patents or other rights owned by others. Specifically, with respect to CVC Classics, the basic design and engineering of the CVC Classic Sporter is largely based on that of the Classic Doubles, previously manufactured by Sports Japan, Inc. ("Sports Japan"), which Classic Doubles was itself based upon the shotgun known as the Winchester Model 101 produced by the Winchester Division of the Olin Corporation ("Winchester"). The Company has no license or other relationship with Winchester, Olin, or any other party who has patent or trademark rights in the Winchester Model 101. Management does not believe that either Sports Japan or Winchester has any viable claims against the Company based upon unfair competition or protected proprietary rights to such designs and engineering. Management believes that neither the Winchester

Model 101 nor any of its parts are protected by patents and the shotgun itself is no longer manufactured. Management also believes that Winchester sold the manufacturing rights to Sports Japan, whose Classic Doubles was an improved version of the Winchester Model 101 and which company itself ceased operations and forfeited its firearms manufacturing license in Japan in 1988. Further, management believes that the CVC Classic Sporter is differentiated from the Winchester Model 101 and the Classic Doubles by virtue of the different manufacturing process and the Company's design enhancement. The Company has not obtained any opinion from patent counsel and there can be no assurance that any such claims will not be brought against the Company by Winchester, Sports Japan or persons connected or previously connected with such entities. In the event that such claims are brought against the Company, even if the Company was ultimately found not to be liable, the cost to the Company of defending any such lawsuit could have a materially adverse effect on the Company's operations. Moreover, if the Company's products infringe patents or proprietary rights of others, the Company, under certain circumstances could become liable for damages or be forced to alter its products or production processes, either of which could have a material adverse effect on the Company.



    Cooper Arms holds a registered trademark, No. 74-511,590, granted March 28, 1995 for the mark "17CCM" which is used in connection with a cartridge developed by Cooper Arms. The Company has applied for the registration of additional marks, however, there can be no assurance that it will be successful in obtaining such registrations. The Company's application of the mark "Classic Sporter" was rejected as being "merely descriptive" and thus not eligible for trademark protection. The Company is currently appealing the rejection. If the Company fails to obtain the mark "Classic Sporter," the Company would not be able to prevent other companies from marketing firearms under the name Classic Sporter, which could have a material adverse effect on the Company. Additionally, the Company's trademark counsel has indicated that the name "Connecticut Valley" may be deemed "confusingly similar" to another company's name and the Company may be required to change its name or seek another name under which to market certain products. If the Company were required to cease using "Connecticut Valley", it could have a material adverse effect on the Company. Although registration affords the Company the protection of federal trademark laws against the unauthorized use of the protected mark or a use deemed "confusingly similar" under federal trademark law, there can be no assurance that third parties will not infringe on the Company's current or future trademark registrations or that the Company will have sufficient resources to defend against any such infringement successfully or at all. See "Business -- Proprietary Rights."


POSSIBLE INSUFFICIENCY OF INSURANCE


    The Company maintains, and intends to continue to maintain, pending product liability insurance in the amount of $1,000,000 per claim and $1,000,000 in the aggregate, which management believes will be sufficient to cover liabilities to the Company arising from injury to people or their property from use of the Company's products. There can be no assurance that the Company's current insurance will be adequate to cover unanticipated liabilities. See "Business -- Legal Proceedings."


DEPENDENCE UPON SUPPLIERS


    Although the Company assembles its own firearms products, it purchases certain materials and component parts from third-party suppliers and intends to use third party suppliers to manufacture all of the products in the Company's ammunition and apparel and accessories lines. No assurance can be given that the Company's third-party suppliers will be able to provide the Company with a timely, uninterrupted and adequate supply of materials. In the event that any of the Company's third-party suppliers are unable to provide the Company with a timely, uninterrupted and adequate supply of materials, the Company's ability to meet its production schedule may be adversely affected. In addition, the Company does not presently have any long-term contracts with these suppliers and, as a consequence, any of these relationships may be terminated by the Company or the supplier at any time. Although the Company believes that other suppliers are available, there can be no assurance that such materials would be available to the Company on an immediate basis, if needed, or at prices similar to those now paid by the Company. See "Business -- Suppliers."


DEPENDENCE ON CERTAIN CUSTOMERS



    The Company's three largest customers accounted for 42% of net sales for the nine months ended September 30, 1997. During the nine months ended September 30, 1997, Sporting Clays Market, The Outdoorsman and PJ Vollmer & Co., Inc accounted for 12%, 17% and 13% of sales, respectively. The Company believes that it has good relationships with its customers and that they will continue to do business with the Company. However, the Company has no long term contracts with any of its customers, all of whom purchase products from the Company pursuant to purchase orders. Therefore, there can be no assurance that any of its customers, including its largest customers, will continue to purchase products from the Company. The loss of customers, particularly the Company's largest customers, could have a materially adverse effect on the Company's business and results of operations. See "Business -- Major Customers."



RISK OF NON-PAYMENT BY CUSTOMERS



    In recent years, the Company's uncollectible accounts receivable has been high in relation to total sales. The Company believes that this was partially due to the changes in management at certain subsidiaries. The Company now employs procedures to limit the sales on credit terms to customers who pose a high risk of non-payment. However, there can be no assurance that customers, particularly those who own one retail store, who are a majority of the Company's customers, will not fail to pay for the Company's products. See "Managements Discussion and Analysis of Financial Condition and Results of Operations."


CONCENTRATION OF CREDIT RISK


    From time to time the Company maintains cash balances with a Montana commercial bank in amounts in excess of federal insurance limits. There can be no assurance that the Company will not suffer losses due to its concentration of credit risk. See the Financial Statements and Notes thereto included herein.


COMPETITION


    The Company competes in a highly specialized competitive environment directly with many other national and international sporting firearms manufacturers. Many of these companies are larger, better known and have significantly greater financial, manufacturing and marketing resources than the Company. In addition, unlike the Company, many firearms manufacturers are subsidiaries of larger, more diverse companies on whom they can rely for capital and other resources. No assurance can be given that the Company will be capable of competing successfully in the future, or that the Company will be successful in maintaining or expanding its share of the market for its products. See "Business -- Competition."



OUTSTANDING FEDERAL EXCISE TAX LIABILITY



    As of September 30, 1997 the Company owed approximately $46,000 for federal excise taxes that were not paid when due during 1997, together with penalties that have accrued. Although no collection or enforcement actions or proceedings have been commenced or been threatened against the Company to date, no assurance can be given that an action or proceeding will not be commenced against the Company. If commenced, such an action or proceeding could result in fines or a suspension of the Company's firearms manufacturing license which could materially and adversely affect the Company's business or operations. The Company intends to pay the balance of its federal excise tax liability from the net proceeds of the Offering. See "Use of Proceeds" and "Business -- Licensing and Government Regulations."

LICENSING AND GOVERNMENT REGULATION


    The firearms manufacturing industry is subject to extensive regulation by various federal and State regulatory agencies, including the Bureau of Alcohol, Tobacco and Firearms ("BATF"). The Company maintains a license issued by BATF permitting the manufacturing and distribution of firearms and ammunition to a network of BATF licensed dealers throughout the United States. The license is renewable every three years and requires the Company to maintain certain records relating to firearms shipments. In October 1997 the Company's BATF license was renewed until October 2000. The loss or suspension of any of the Company's license could have a material adverse effect on the Company.



    The Company may export products. Each shipment of firearms shipped outside the United States must be licensed by the State Department. The State Department regulates the type of firearms that may be exported to various countries. The Company must comply with these regulations to be able to export products.



    The manufacturing, sale and purchase of firearms is extensively regulated by federal, state and local governments. While many of the current laws and regulations do not affect the Company, from time to time, legislation and regulations that could potentially affect the Company, either beneficially or adversely, have been proposed by federal and state legislators and regulators. Management is not aware of any currently pending or proposed legislation or regulations which, if adopted, would have a materially adverse impact on the Company's operations. There can be no assurance that BATF or various federal and state regulators will not adopt regulations or take other actions that would materially adversely affect the business of the Company. See "Business -- Licensing and Government Regulation."


CONTINUED CONTROL BY MANAGEMENT AND/OR EXISTING STOCKHOLDERS


    Following completion of the Offering, the Company's officers, directors and principal stockholders will own or control an aggregate of approximately 49% of the Company's issued and outstanding Common Stock. There are no cumulative voting rights under the Company's certificate of incorporation and therefore, such stockholders will effectively possess the ability to elect all of the directors of the Company, to increase its authorized capital, to dissolve or merge the Company, or to sell its assets, and generally to exert substantial control over the business and operations of the Company. See "Principal Stockholders" and "Certain Transactions."



ENVIRONMENTAL REGULATION



    The Company's facilities in Montana use and store various hazardous materials and generate small amounts of hazardous waste. Under various federal, state and locals laws, ordinances and regulations, an owner or operator of real property is generally liable for the costs of removal or remediation of hazardous wastes that are released on its property, regardless of whether the owner or operator know of, or was responsible for, the release of such hazardous materials. The Company has not been advised of any non-compliance or violation of any environmental laws, ordinances and regulations and the Company believes that it is in substantial compliance with all such laws, ordinances or regulations applicable to its Montana facilities. The Company, however, has not performed any environmental studies on its Montana facilities, and as a result, there may be potential liabilities or conditions which could arise with respect to the Montana facilities and have a material adverse effect on the Company.


DEPENDENCE ON KEY PERSONNEL


    The Company's business is dependent upon the efforts and abilities of its management and engineering/assembly production personnel, who are familiar with the specific manufacturing details of the Company's products and the production processes therefor. The success of the Company is largely dependent upon the experience and expertise of Daniel Cooper, its President and only full time executive officer. The Company, through its Stock Shop subsidiary, has entered into an employment agreement with

Mr. Cooper. The employment agreement is for a three-year term expiring in March 1999, and provides that Mr. Cooper will receive an annual salary of $48,000, in addition to stock options and bonuses in certain circumstances and reimbursement of certain expenses. The Company also intends to enter into employment agreements with each of Messrs. Tilleli, McCabe, Landis and Wang, each of whom are currently officers and directors of the Company. Although the specific terms of these employment agreements have not been negotiated, it is expected that the annual salary for each individual will not exceed $100,000. The loss of the services of any of the Company's management or key personnel would likely have a material adverse effect on the business of the Company. The Company intends to purchase key man life insurance on Mr. Cooper's life in the amount of $1,000,000. See "Business -- Personnel," "Management" and "Certain Transactions."



OFFERING TO BENEFIT INSIDERS, PROCEEDS TO REPAY INDEBTEDNESS



    The Company will use a portion of net proceeds to make an aggregate installment payment of $37,500 on four notes aggregating $300,000 principal amount that CVC issued to four former officers and directors of CVC, including an $10,961 payment to Gary Landis who is a director and officer of the Company, and a $15,120 payment to O. Milton Gosset who is a principal shareholder of the Company and a former director of CVC. The balance of this aggregate first installment will be made to two former officers and directors of CVC. The Company intends to make the remaining installments from operating cash flows, but if such cash flows are insufficient, a portion of the net proceeds of the Offering that were allocated to working capital may be used to make the remaining installment payments. Additionally, the Company owes $123,323 to a Company controlled by its Chairman, Victor Wang, evidenced by a promissory note due, with interest accruing at 6% per annum, on the earlier of (i) thirteen months following the closing of the Offering, or (ii) November 30, 2000. The Company intends to repay the note from operating cash flows, but if such cash flows are insufficient, a portion of the net proceeds of the Offering that were allocated to working capital may be used to repay the note. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Transactions."



SUBSTANTIAL DILUTION; CONSIDERATION PAID BY EXISTING STOCKHOLDERS



    Purchasers of Units in the Offering will suffer immediate dilution of $3.61 per share of Common Stock (or 72%) in the net tangible book value of their investment, assuming $.10 of the offering price per Unit is attributable to the Warrants. See "Dilution."


    Officers, directors and other existing stockholders acquired their shares of Common Stock at an average per Share price of $1.23 per share, substantially less than the initial public offering price of $5.00 per share. Accordingly, investors in the Offering will bear a disproportionate share of the risk of an investment in the Company. See "Dilution."


LIMITATION ON DIRECTOR LIABILITY, INDEMNIFICATION OF OFFICERS AND DIRECTORS



    The Company's certificate of incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions under Delaware law. This may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of the Company against a director. In addition, the Company's by-laws provide for mandatory indemnification of directors and officers. See "Management -- Indemnification of Officers and Directors and Limitation on Directors' Liability."



ABSENCE OF DIVIDENDS ON COMMON STOCK


    Since inception, the Company has not paid any cash dividends on its Common Stock and it does not anticipate paying such dividends in the foreseeable future. The payment of dividends by the Company is within the discretion of its Board of Directors and depends upon the Company's earnings, capital requirements, financial condition and other factors deemed relevant by the Board. The Company intends to retain earnings, if any, to finance its operations. In addition, the payment of cash dividends may be limited or prohibited by the terms of any future loan agreements or any preferred stock that may be issued by the Company. See "Dividend Policy."



AUTHORIZATION AND DISCRETIONARY ISSUANCE OF PREFERRED STOCK



    The Company's certificate of incorporation, authorizes the issuance of 1,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could decrease the amount of earnings and assets available for distribution to holders of Common Stock and adversely affect the relative voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. The Company has no present intention to issue any shares of its preferred stock. However, there can be no assurance that the Company will not issue shares of preferred stock in the future. The Company has agreed with the Underwriter that, except for issuance's disclosed in or contemplated by this Prospectus, it will not issue any securities, including but
not limited to any shares of preferred stock, prior to       , 2001 without the
prior written consent of the Underwriter. See "Description of Securities -- Preferred Stock."



NO ASSURANCE OF PUBLIC MARKET; DETERMINATION OF PUBLIC OFFERING PRICE; POSSIBLE
  VOLATILITY OF MARKET PRICE FOR THE UNITS, COMMON STOCK AND WARRANTS



    Prior to this Offering, there has been no public trading market for the Units, Common Stock and the Warrants (collectively, the "Securities"). The initial public offering price of the Units and the exercise price and other terms of the Warrants were determined through negotiations between the Company and the Underwriter and bear no relationship whatsoever to the Company's earnings, assets, book value per share, net worth, results of operations or other generally accepted criteria of value. The offering price of the Units, as well as the exercise price of the Warrants, should not be construed as indicative of their value. There can be no assurance that an active trading market for the Units will develop after the Offering or that, if developed, it will be sustained. As a result, investors will be exposed to a risk of a decline in the market prices of the Securities after the Offering. The market prices of the Securities following the Offering may be highly volatile as has been the case with the securities of many emerging companies. The Company's operating results and various factors affecting the industry in which the Company competes may impact the market price of the Company's Securities to a significant degree. In addition, in recent years the stock market has experienced a high level of price and volume volatility, and market prices for the securities of many companies have experienced wide price fluctuations not necessarily related to the operating performance of such companies. There can be no assurance that the market price of the Securities will not experience significant fluctuations or decline below the initial public offering price.



LIMITED UNDERWRITING EXPERIENCE OF UNDERWRITER



    Although certain officers of the Underwriter have had experience working on public offerings, and other corporate finance matters, the Underwriter has not previously served as the sole or managing underwriter of a firm commitment public offering. Since the Underwriter's experience in underwriting firm commitment public offerings is limited, there can be no assurance that the lack of experience will not adversely affect the public offering of the Company's Units and the subsequent development, if any, of a trading market for the Units. See "Risk Factors -- Underwriter's Influence on the Market; Possible Limitations on Market Making Activities."

UNDERWRITER'S INFLUENCE ON THE MARKET; POSSIBLE LIMITATIONS ON MARKET MAKING
  ACTIVITIES



    A significant number of Units may be sold to customers of the Underwriter. Such customers subsequently may engage in transactions for the sale or purchase of Securities through or with the Underwriter. The Underwriter has indicated that it intends to act as market-maker and otherwise effect transactions in the Securities. To the extent the Underwriter acts as market-maker in the Securities, it may exert a dominating influence in the markets for those Securities. The price and liquidity of the Securities may be significantly affected to the extent, if any, that the Underwriter participates in such markets. Furthermore, the Underwriter may discontinue such activities at any time and from time to time. The Underwriter also has the right to act as the Company's exclusive agent in connection with any future solicitation of holders of Warrants to exercise their Warrants. Applicable rules of the Securities and Exchange Commission prohibit the Underwriter and any other soliciting broker-dealers from engaging in any market making activities or solicited brokerage activities with regard to the Units, Common Stock and Warrants for a period of up to five business days prior to the solicitation of the exercise of any Warrants until the later of the termination of such solicitation activity or the termination of any right the Underwriter may have to receive a fee for the solicitation of the Warrants. As a result, the Underwriter and such soliciting broker-dealers may be unable to continue to make a market for the Units, Common Stock and the Warrants during certain periods while the Warrants are exercisable. Such a limitation, while in effect, could impair the liquidity and market price of the Common Stock and the Warrants. See "Underwriting."



RISK OF LOW-PRICED SECURITIES; PENNY STOCK REGULATION



    The regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934 as amended ("Exchange Act") require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). In addition, the broker-dealer must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. Moreover, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. If the Company's securities become subject to the regulations applicable to penny stocks, the market liquidity for the Company's securities could be severely affected. In such an event, the regulations on penny stocks could limit the ability of broker-dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.



NASDAQ ELIGIBILITY AND MAINTENANCE REQUIREMENTS; POSSIBLE DELISTING OF COMMON
  STOCK FROM NASDAQ SMALLCAP MARKET OR THE BOSTON STOCK EXCHANGE



    Prior to this Offering, there has been no established public trading market for the Company's Units, Common Stock or Warrants and there is no assurance that a public trading market for the Company's Securities will develop after the completion of this Offering. If a trading market does in fact develop for the Securities offered hereby, there can be no assurance that it will be sustained.



    The Company has applied for listing of the Units, Common Stock and Warrants on Nasdaq SmallCap Market and the Boston Stock Exchange ("BSE"). If the listings are approved, the continued trading of the Common Stock and the Warrants on Nasdaq SmallCap and the BSE is conditioned upon the Company meeting certain criteria. If the Company fails to meet any of these criteria, the Units, Common Stock and/ or the Warrants could be delisted from trading on Nasdaq SmallCap Market or the BSE, which delisting could materially adversely affect the trading market for the Units, Common Stock and/or the Warrants. There can be no assurance that the Securities will not be delisted.



SHARES ELIGIBLE FOR FUTURE SALE



    No assurance can be given as to the effect, if any, that future sales of Common Stock, or the availability of shares of Common Stock for future sales, will have on the market price of the Common Stock from time to time. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of Warrants or stock options), or the possibility of such sales, could adversely affect the market price of the Units, Common Stock and Warrants and also impair the Company's ability to raise capital through an offering of its equity securities in the future. Upon completion of the Offering, the Company will have 4,297,476 shares of Common Stock outstanding, of which only the 1,500,000 shares of Common Stock included in the Units offered hereby will be transferable without restriction under the Securities Act. The remaining 2,797,476 shares, issued in private transactions, will be "Restricted Securities" (as defined in Rule 144 promulgated under the Securities Act) which may be publicly sold only if registered under the Securities Act or if sold in accordance with an applicable exemption from registration, such as Rule 144. In general, under Rule 144, as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted securities for at least one year, is entitled to sell (together with any person with whom such individual is required to aggregate sales), within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on The Nasdaq Stock Market or a national securities exchange, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months and who has beneficially owned restricted securities for at least two years is entitled to sell such restricted shares under Rule 144 without regard to any of the limitations described above. Holders of 2,757,475 shares of Common Stock have certain registration rights. Officers, directors and other security holders of the Company including those with registration rights, owning and/or having rights to acquire in the aggregate 2,797,476 shares of Common Stock, have entered into agreements not to sell or otherwise dispose of any securities of the Company, including Common Stock,
prior to       , 2000 (two years from the Effective Date) (the "Lock-Up
Agreements") without the prior written consent of the Underwriter, which may be granted or withheld in the sole and absolute discretion of the Underwriter. Following expiration of the term of the Lock-Up Agreements, or the earlier release of the restrictions contained therein, shares will become eligible for resale pursuant to Rule 144, subject to the volume limitations and compliance with the other provisions of Rule 144. Furthermore, the holder(s) of the Underwriter's Warrants (including the securities issuable upon exercise thereof) have demand and piggyback registration rights with respect to the units issuable upon exercise of the Underwriter's Warrants. See "Description of Securities," "Description of Securities -- Shares Eligible for Future Sale," and "Underwriting."



ADVERSE EFFECT OF REDEMPTION OF WARRANTS



    Under certain conditions, the Warrants may be redeemed by the Company after
      , 1999 with the prior written consent of the Underwriter, at a redemption price of $.10 per Warrant upon not less than 30 days prior written notice to the holders of such Warrants, provided the closing bid price of the Common Stock has been at least $7.50 for 20 consecutive trading days ending on the third day prior to the date the notice of redemption is given.



    The Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption. The redemption of the Warrants could force the holders (i) to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants or (iii) to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities -- Redeemable Common Stock Purchase Warrants."



NEED FOR FUTURE REGISTRATION OF WARRANTS; STATE BLUE SKY REGISTRATION; EXERCISE
  OF WARRANTS



    The Warrants and Common Stock will trade separately upon the completion of the Offering. Purchasers may buy Warrants in the after-market or may move to jurisdictions in which the Warrants and the shares of Common Stock underlying the Warrants are not so registered or qualified. In this event, the Company would be unable to issue shares of Common Stock to those persons desiring to exercise their Warrants unless and until the Warrants and the underlying shares of Common Stock are qualified for sale in jurisdictions in which such purchasers reside, or an exemption from such qualification exists in such jurisdictions. There can be no assurance that the Company will be able to effect any required qualification. The Warrants will not be exercisable unless the Company maintains a current registration statement on file with the Commission through post-effective amendments to the registration statement containing the Prospectus. Although the Company has agreed to file appropriate post-effective amendments to the registration statement containing the Prospectus and to maintain a current Prospectus with respect to the Warrants, there can be no assurance that the Company will file post-effective amendments necessary to maintain a current Prospectus or that the Warrants will continue to be so registered. See "Description of Securities -- Redeemable Common Stock Purchase Warrants."



RELATIONSHIP OF UNDERWRITER TO TRADING



    The Underwriter may act as a broker or dealer with respect to the purchase or sale of the Common Stock and the Warrants in the over-the-counter market where each is expected to trade. The Underwriter also has the right to act as the Company's exclusive agent in connection with any future solicitation of Warrantholders to exercise their Warrants. Regulation M, which was recently adopted to replace Rule 10b-6, under the Exchange Act may prohibit the Underwriter from engaging in any market-making activities with regard to the Company's securities for a period of up to five business days (or such other applicable period as Regulation M may provide) prior to any solicitation by the Underwriter of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the Underwriter and any solicitating broker/dealer may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable. Any temporary cessation of such market-making activities could have an adverse effect on the market price of the Company's securities.



UNDERWRITER'S WARRANTS AND REGISTRATION RIGHTS



    In connection with this Offering, the Company has agreed to sell to the Underwriter, for nominal consideration, the Underwriter's Warrants which entitle the Underwriter to purchase up to 150,000 shares of Common Stock at a purchase price of $5.50 per share and 150,000 Warrants at a purchase price of $.11 per Warrant. The securities issuable upon exercise of the Underwriter's Warrants are identical to those offered pursuant to this Prospectus. The Underwriter's Warrants are exercisable for a period of four years commencing one year from the date of this Prospectus. The exercise of the Underwriter's Warrants and the Warrants contained in the Underwriter's Warrants may (i) dilute the value of the shares of Common Stock to be acquired by holders of the Warrants, (ii) adversely affect the Company's ability to obtain equity capital and (iii) adversely affect the market price of the Common Stock if the Common Stock issuable upon the exercise of the Underwriter's Warrants and the Warrants contained in the Underwriter's Warrants are sold in the public market. The Underwriter has been granted certain "piggyback" and demand registration rights for a period of seven years from the Effective Date with respect to the registration under the Securities Act of the securities directly or indirectly issuable upon exercise of the Underwriter's Warrants. The exercise of such rights could result in substantial expense to the Company. See "Underwriting."

                                USE OF PROCEEDS


    The net proceeds to the Company from the sale of the Units offered hereby, after underwriting discounts and commissions and other expenses of the Offering are estimated to be $6,230,000 ($7,228,325 if the Over-allotment Option is exercised in full). The Company intends to use the net proceeds as follows:



                                                                                                AMOUNT       PERCENT
                                                                                             ------------  -----------
ACQUISITIONS(1)............................................................................  $  1,500,000          24%
CONSTRUCTION OF NEW MANUFACTURING FACILITY (2).............................................     1,250,000          20%
RESEARCH AND DEVELOPMENT (3)...............................................................       975,000          16%
SALES AND MARKETING (4)....................................................................       750,000          12%
RAW MATERIALS (5)..........................................................................       300,000           5%
REPAYMENT OF INDEBTEDNESS (6)..............................................................        83,500           1%
WORKING CAPITAL AND GENERAL CORPORATE PURPOSES.............................................     1,371,500          22%
                                                                                             ------------         ---
TOTAL......................................................................................  $  6,230,000         100%
                                                                                             ------------         ---
                                                                                             ------------         ---



(1) The Company, as the opportunity arises, intends to acquire other companies, products or product lines complementary to its existing businesses and may use a portion of the proceeds of this Offering to pay all, or a portion of, the purchase price for such acquisitions. Additionally, the portion of the proceeds of this Offering allocated to acquisitions may be used to purchase equipment, or as working capital, for such acquisitions. Any decision to make such an acquisition will be based on a variety of factors, including the purchase price, and other financial terms of the transaction, and the business prospects and competitive position of, and technology or products provided by, the acquisition candidate. As of the Effective Date, the Company has no agreements, understandings or arrangements with respect to any such acquisition nor is the Company engaged in any discussions or negotiations regarding any such acquisition. There can be no assurance that the Company will successfully consummate any acquisition or successfully integrate any acquired company or products into its operations. Investors in this Offering may not have an opportunity to evaluate the specific merits and risks of any acquisition. Net proceeds which are allocated for acquisitions but not used for that purpose may be used for working capital.



(2) The Company intends to construct and equip a new manufacturing facility on property being purchased in Missoula County, Montana that is expected to be financed in part through the issuance of industrial revenue bonds. The facility is expected to consist of a 20,000 square foot manufacturing and warehousing building on approximately 6.3 acres of land. The existing manufacturing plants and equipment will be relocated in the new consolidated facility when it is completed. The Company's proposed equipment purchases include 2 CNC machining centers, a CNC tooling center and other equipment designed to expand manufacturing capacity and improve efficiency. This equipment can be used at either the new or existing facilities. There can be no assurance that the industrial revenue bond financing will be completed. If the financing is delayed or terminated, the Company intends to utilize proceeds from the offering designated for construction to make additional equipment purchases and make other improvements to operations at its existing facilities.



(3) Research and development costs include the development of certain new products, as well as attempts to determine more efficient ways to manufacture existing products.



(4) Sales and marketing expenses include the production of a catalogue of the Company's products and the costs of print advertising trade shows, sales literature and sales samples.



(5) The Company intends to purchase metal, wood, supplies and component assemblies such as barrels and frames.



(6) Repayment of indebtedness consists of approximately $46,000 due for outstanding federal excise taxes and a payment of $37,500 due on a series of promissory notes in the aggregate principal amount of $300,000. Of the $300,000, $87,690 principal amount is due to Gary Landis, an officer and director of the Company, $120,960 principal amount is due to O. Milton Gossett, a principal shareholder of the

    Company and a former officer and director of CVC, and the remainder is due to two former officers and directors of CVC. The notes bear interest at 9% per annum and are payable in eight (8) quarterly installments commencing on the earlier of (i) the closing of the Offering or (ii) November 1, 1998. The Company intends to make the remaining payments from operating cash flows, but if such cash flows are insufficient, proceeds of the Offering that were allocated to working capital may be used to make the remaining installment payments. See "Certain Transactions." Repayment of indebtedness does not include trade accounts payable which may be repaid from funds allocated to working capital.



    The foregoing represents the Company's current estimate of the allocation of the net proceeds of the Offering based upon certain assumptions relating to the costs associated with the implementation of the Company's present business plans. Future events, including problems, delays and complications encountered in implementation of its present plans, as well as changes in economic conditions, regulatory or competitive conditions and the success of the Company's marketing activities may make shifts in the allocation of funds necessary or desirable. Any material reallocation will be made by the Board of Directors. There can be no assurance that the Company's estimates will prove accurate or that unforeseen expenses will not be incurred with a resulting reallocation of the use of the proceeds of this Offering.



    The Company believes, based on currently proposed plans, that the net proceeds of this Offering will satisfy the Company's cash requirements for at least 12 months followings the Effective Date. Pending the utilization, the net proceeds will be invested primarily in high grade short term interest bearing investments. Additional proceeds received as a result of the exercise of the Over-allotment Option will be added to working capital.

                                    DILUTION


    At September 30, 1997, the net tangible book value of the Company was ($187,481) or $(0.07) per share of common stock based on 2,747,476 shares of common stock outstanding. The net tangible book value per share represents the amount of the Company's total tangible assets less total liabilities and minority interests, divided by the number of shares of common stock outstanding.



    After giving effect to the receipt of the net proceeds (estimated to be approximately $6,230,000) from the sale of the shares of Common Stock offered hereby at an assumed initial public offering price of $5.10 per share, the proforma net tangible book value of the Company attributable to common stock at September 30, 1997 would be $5,892,519 or $1.39 per share of common stock. This would result in dilution to the public investors (i.e. the difference between the estimated initial public offering price per share of common stock and the tangible book value thereof after giving effect to this Offering) of approximately $3.61 per share or (72%). The following table illustrates the per share dilution assuming $10 of the Offering price per Unit is attributable to the Warrant included therein.



Assumed initial public offering price.........................             $    5.00
Net tangible book value at September 30, 1997.................      (0.07)
Increase in proforma net tangible book value attributable to
  new investors...............................................       1.46
                                                                ---------
Proforma net tangible book value after this Offering..........                  1.39
                                                                           ---------
Proforma dilution of net tangible book value to the new
  investors...................................................             $    3.61
                                                                           ---------
                                                                           ---------



    The following tables set forth as of September 30, 1997, with respect to the Company's existing stockholders and investors in this Offering, the number of shares of Common Stock acquired from the Company, the percentage of ownership of such shares of Common Stock, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by the investors in the Offering:



                                                                                              AVERAGE
                                             SHARES PURCHASED       TOTAL CONSIDERATION        PRICE
                                           ---------------------  ------------------------      PER
                                             NUMBER     PERCENT      NUMBER       PERCENT      SHARE
                                           ----------  ---------  -------------  ---------  -----------
Existing stockholders....................   2,747,476      64.68% $   3,376,627      31.04%  $    1.23
New investors............................   1,500,000      35.32      7,500,000      68.96   $    5.00
                                           ----------  ---------  -------------  ---------       -----
Total....................................   4,247,476     100.00% $  10,876,627     100.00%  $    2.56
                                           ----------  ---------  -------------  ---------       -----
                                           ----------  ---------  -------------  ---------       -----



    The above table assumes no exercise of the Overallotment Option. The above table also assumes no exercise of currently outstanding options to purchase 475,000 shares of Common Stock and currently outstanding Warrants to purchase 50,000 shares of Common Stock. The options have exercise prices below the Offering price, and thus, to the extent they are exercised, will cause further dilution to new investors. See "Options/SAR Grants in Last Fiscal Year" and "Certain Transactions."

                                 CAPITALIZATION


    The following table sets forth the actual capitalization of the company at September 30, 1997, and as adjusted to give effect to the sale of 1,500,000 units offered hereby and to the application of the net proceeds therefrom, at the assumed public offering price of $5.10 per unit and the reclassification in December 1997 of $123,323 in short term debt owed to a company in which the Company's Chairman is a principal to long term debt.



                                                                                       AS OF SEPTEMBER 30, 1997
                                                                                     ----------------------------
                                                                                        ACTUAL       AS ADJUSTED
                                                                                     -------------  -------------
Long-term debt.....................................................................  $     384,203  $     470,026
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Stockholders' Equity
Common Stock, $.0001 par value, 30,000,000 shares authorized on an actual and adjusted basis, 2,747,476 issued and outstanding on an actual basis and 4,247,476
  shares issued and outstanding on an adjusted basis (1)                                       275            425
Additional paid-in capital.........................................................      3,376,352      9,466,202
Retained earnings (accumulated deficit)............................................     (3,412,069)    (3,412,069)
                                                                                     -------------  -------------
Stockholders equity (deficit)......................................................  $     (35,442) $   6,054,558
                                                                                     -------------  -------------
Total capitalization...............................................................  $       2,058  $   6,524,584
                                                                                     -------------  -------------
                                                                                     -------------  -------------


------------------------


(1) Does not give effect to the issuance of 50,000 shares of Common Stock and 50,000 warrants after September 30, 1997.


                                DIVIDEND POLICY


    The Company does not anticipate paying any dividends on its Common Stock in the foreseeable future. Any earnings, which the Company may realize in the foreseeable future, will be retained to finance the growth of the Company. Future dividend policy will depend upon the Company's earnings, capital requirements, financial condition and other factors considered relevant by the Company's Board of directors. In addition, the payment of cash dividends may be limited or prohibited by the terms of any future loan agreements or any preferred stock that may be issued by the Company. See "Description of Securities -- Common Stock."

                            SELECTED FINANCIAL DATA

                                                                                         NINE MONTHS ENDED SEPTEMBER
                                                      YEAR ENDED DECEMBER 31,                        30,
                                            -------------------------------------------  ----------------------------
                                                1994          1995            1996           1996           1997
                                            ------------  -------------  --------------  -------------  -------------
STATEMENT OF OPERATIONS DATA
Net sales.................................  $    247,950  $      74,744  $      244,725  $     193,796  $     365,378
Cost of good sold.........................       405,441        339,246         576,153        355,127        638,311
Gross profit (loss).......................      (157,491)      (264,502)       (331,428)      (161,331)      (272,933)
Operating expenses........................       244,977        482,206         759,187        655,731        457,020
Operating loss............................      (402,468)      (746,708)     (1,090,615)      (817,062)      (729,953)
Other income (expense)....................       (47,012)       (35,755)        (12,049)       (29,700)       (23,570)
Net loss..................................      (449,480)      (782,463)     (1,102,664)      (846,762)      (753,523)
Earnings per share........................         (0.84)         (0.75)          (0.44)         (0.35)         (0.27)
Weighted average number of shares
  outstanding (1).........................       535,728      1,040,893       2,488,466      2,410,972      2,803,558


                                                          AT DECEMBER 31,                AT SEPTEMBER
                                            -------------------------------------------       30,
                                                1994          1995            1996           1997
                                            ------------  -------------  --------------  -------------
BALANCE SHEET DATA
Working capital (deficit).................      (598,480) $     (49,286) $      200,083  $     (76,943)
Total assets..............................       500,286        736,095       1,126,112      1,107,900
Long-term debt............................       --             262,500         300,000        384,203
Total liabilities.........................       901,291        759,059         999,357      1,143,342
Stockholder's equity (deficit)............      (401,005)       (22,964)        126,755        (35,442)


------------------------


(1) Adjusted for merger with Stock Shop and recapitalization in 1995. See notes 1 and 2 to the financial statements.


                             COOPER FIREARMS, INC.
                            SELECTED FINANCIAL DATA

                                                                                                JANUARY 1,
                                                                  YEAR ENDED DECEMBER 31,          1996       SIX MONTHS ENDED
                                                                ----------------------------  TO AUGUST 13,       JUNE 30,
                                                                    1994           1995            1996             1996
                                                                -------------  -------------  --------------  ----------------
STATEMENT OF OPERATIONS DATA
Net sales.....................................................  $     959,206  $     954,002   $    589,070    $      534,420
Cost of goods sold............................................      1,046,630      1,027,871        516,687           461,005
Gross profit (loss)...........................................        (87,424)       (73,869)        72,383            73,415
Operating expenses............................................        182,410        396,278        237,190           209,621
Operating loss................................................       (269,834)      (470,147)      (164,807)         (136,206)
Other income (expense)........................................        (17,230)       (38,809)       (20,267)          (15,241)
Net loss......................................................       (287,064)      (508,956)      (185,074)         (151,447)
Earnings per common share.....................................          (3.17)         (4.19)         (1.36)            (1.13)
Weighted average number of common shares outstanding..........         90,565        121,436        135,677           133,465


                                                                      AT DECEMBER 31,
                                                                ----------------------------
                                                                    1994           1995
                                                                -------------  -------------
BALANCE SHEET DATA
Working capital (deficit).....................................  $      (2,401) $    (117,865)
Total assets..................................................        781,774        675,636
Long-term debt................................................        118,621        175,643
Total liabilities.............................................        603,957        669,775
Stockholders' equity..........................................        177,817          5,861

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


    The following discussion should be read in conjunction with the Company's financial statements and the notes thereto appearing elsewhere in this Prospectus. This discussion contains forward looking statements that involve risks and uncertainties. The Company's actual results in the future may differ materially from the results discussed in such forward looking statements. Factors that might cause such a difference include, but are not limited to those discussed in "Risk Factors."


CERTAIN FACTORS AFFECTING COMPARABILITY


    On August 13, 1996, the Company acquired all of the preferred stock and 92% of the common stock of Cooper Arms (in subsequent stock purchases, the Company increased its ownership in Cooper Arms to approximately 99%) in a transaction accounted for under the purchase method. This acquisition distorts comparability between periods. Therefore, pro forma results of operations assuming Cooper Arms was acquired on January 1, 1995 have been used in this analysis to provide more meaningful information in the evaluation of the ongoing performance of the business.



    The following pro forma condensed statements of operations do not purport to be indicative of the consolidated results of operations of the Company that might have occurred had the acquisition actually taken place on January 1, 1995, nor are they indicative of future results. Furthermore, these pro forma condensed consolidated statements of operations do not reflect changes which may occur as a result of post-merger activities or other matters.



                                                                                                  NINE MONTHS
                                                                  YEARS ENDED DECEMBER 31,    ENDED SEPTEMBER 30,
                                                                ----------------------------  -------------------
                                                                    1995           1996              1996
                                                                -------------  -------------  -------------------
Net sales.....................................................  $   1,028,746  $     833,795     $     782,866
Cost of goods sold............................................      1,367,117      1,092,840           871,814
                                                                -------------  -------------  -------------------
Gross profit (loss)...........................................       (338,371)      (259,045)          (88,948)
Operating expenses............................................        878,484        996,377           892,921
                                                                -------------  -------------  -------------------
Operating loss................................................     (1,216,855)    (1,255,422)         (981,869)
Other expenses................................................         74,564         38,960            52,404
                                                                -------------  -------------  -------------------
Loss before minority interests................................     (1,291,419)    (1,294,382)       (1,034,273)
Minority interests in net loss of subsidiary..................          6,644       --                --
                                                                -------------  -------------  -------------------
Net loss......................................................  $  (1,284,775) $  (1,294,382)    $  (1,034,273)
                                                                -------------  -------------  -------------------
                                                                -------------  -------------  -------------------



RESULTS OF OPERATIONS



    NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO PRO FORMA AMOUNTS FOR NINE MONTHS ENDED SEPTEMBER 30, 1996.



    Net sales revenue declined $417,488 or 53% from $782,866 in 1996 to $365,378 in 1997, primarily due to lower sales volume. The Company has concentrated its efforts in 1997 on expanding production capacity, improving efficiency and securing capital required for both. The Company has temporarily reduced its current production and marketing efforts to accomplish these objectives. Furthermore, financial constraints and limitations on production capacity have forced the Company to temporarily suspend rifle production for portions of 1997. Consequently, sales volume has suffered. Management believes that it is necessary for the Company to expand production capacity for it to be able to produce significant improvement in sales.

    Gross profit (loss) declined from (11.4%) of net sales in 1996 to (74.7%) in 1997, in part due to inefficiencies in the integration of CVC Classics, Cooper Arms and Stock Shop production operations. A major inefficiency was the failure to consolidate production at a single location. In addition, the Company temporarily suspended rifle production for portions of 1997 as described above. The lower production volume resulted in a significant increase in fixed overhead costs allocated to each unit produced.



    Operating expenses declined $435,728 or 49% from $892,921 in 1996 to $457,020 in 1997, primarily due to elimination of duplicated costs after the merger of CVC and Cooper Arms. Executive compensation was reduced by $127,290 from $175,290 in 1995 to $48,000 in 1996. In addition, management has significantly reduced bad debt expense from $85,574 in 1996 to $193 in 1997. This is due to tighter credit policies and improved collection procedures. As a percentage of net sales, operating expenses increased from 114.1% to 125.1% primarily due to the decline in net sales.



    Loss from operations decreased by $251,916 or 26% from $(981,869) in 1996 to $(729,953) in 1997, primarily due to the elimination of duplicated costs after the merger of CVC and Cooper Arms which was partially offset by the decrease in net sales and inefficiencies in the integration of production operations of CVC Classics and Cooper Arms.



    Interest expense decreased by $36,406 or 58% from $62,570 in 1996 to $26,164 in 1997 reflecting repayment of debt and new low or non-interest-bearing borrowings from related parties.



    There was no income tax expense in either period as a result of the Company incurring a loss.



    As a result, the Company's net loss decreased by $280,750 or 27% from $(1,034,273) in 1996 to $(753,523) in 1997. As a percentage of net sales, net loss was (132.1%) in 1996 and (206.2%) in 1997.



    PRO FORMA AMOUNTS FOR YEAR ENDED DECEMBER 31, 1996 COMPARED TO PRO FORMA AMOUNTS FOR YEAR ENDED DECEMBER 31, 1995.



    Net sales declined $194,951 or 19% from $1,028,746 in 1995 to $833,795 in
1996, primarily due to lower sales volumes. Due to financial difficulties, Cooper Arms temporarily suspended operations for approximately three months in 1996. Cooper Arms resumed its production after it was acquired by CVC funded primarily by the proceeds of $402,383 from CVC's sale of Common Stock in a private offering and a capital contribution of $1,000,000 from an entity controlled by the Company's Chairman. See "Certain Transactions."



    Gross profit (loss) improved from (32.8%) of net sales in 1995 to (31.1%) in 1996.



    Operating expenses increased $117,893 or 13% from $878,484 in 1995 to $996,377 in 1996, primarily due to an increase of approximately $119,000 in bad debt expense. This increase was partially attributable to the write off of past due receivables that existed at the time the Company acquired Cooper Arms and during the reorganization of CVC, which resulted in the operations being relocated to Montana. As a percentage of net sales, operating expenses increased from 85.4% in 1995 to 119.5% in 1996, primarily due to the decline in net sales and the increase in bad debt expense.



    Loss from operations increased by $38,567 or 3% from $(1,216,855) in 1995 to $(1,255,422) in 1996, primarily due to the decrease in net sales and increase in bad debt expense which were partially offset by the improvement in gross profit
(loss) percentage. As a percentage of net sales, loss from operations was (118.2%) in 1995 and (150.6%) in 1996, reflecting the decline in sales volume.



    Interest expense decreased by $24,374 or 33% from $74,564 in 1995 to $50,190 in 1996, reflecting repayments of debt and new low or non-interest-bearing borrowings from related parties.



    There was no income tax expense in either period as a result of the Company incurring a loss.



    As a result, the Company's net loss increased by $9,607 or 1% from $(1,284,775) in 1995 to $(1,294,382) in 1996. As a percentage of net sales, the net loss was (124.9%) in 1995 and (155.2%) in 1996.

LIQUIDITY AND CAPITAL RESOURCES



    The Company has historically funded its operating cash flow deficit through loans from stockholders, capital contributions and sales of common stock.



    In 1996, the Company had negative cash flows of $(1,123,583) from operations. The principal uses of cash were the net loss of $1,102,664, an increase in inventory of $87,873, a decrease in accounts payable and accrued expenses of $69,053 and a decrease in federal excise tax payable. The principal source of cash from operations was a decrease in accounts receivable of $47,915. A temporary suspension of production for parts of 1996 resulted in an increase in raw materials inventory, since these items did not enter the production cycle when expected. In addition, the Company purchased raw materials at favorable prices, taking advantage of discounts in anticipation of the planned increase in production capacity. Accounts payable and accrued expenses and federal excise taxes payable decreased as such balances were paid out of the proceeds of the sale of the Company's Common Stock in a private placement. Cash flows from investments activities was reduced by $105,728. The principal uses of cash from investments were the purchase of Cooper Arms for $30,000 and purchase of equipment for $126,205. The principal source for cash from investments was the $37,477 in cash obtained in connection with the Cooper Arms acquisition. The Company raised $402,383 from the sale of Common Stock; and a Company controlled by its principal shareholder made a capital contribution of $1,000,000. When reflecting all transactions, the Company had a net increase in cash of $167,330 from $64,204 in 1995 to $231,534 in 1996 and a net increase in working capital (deficit) of $249,369 from $(49,286) in 1995 to $200,083 in 1996.



    The Company had lease commitments at December 31, 1996 for its facilities totaling $114,325 of which $55,075 and $43,250 is committed for 1997 and 1998, respectively. The lease commitments end on September 1, 1999.



    The Company was also obligated under an employment agreement with its President at December 31, 1996 at a total of $108,000 in salary, of which $48,000 is to be paid in 1997. The employment agreement expires on March 31, 1999.



    In the first nine months of 1997, the Company used $(599,599) in operating activities. The principal uses of cash were the net loss of $(753,523) and a decrease in federal excise taxes payable of $14,249. Cash was provided principally by increases in accounts payable and accrued expenses (including accrued interest) of $46,713 and customer deposits of $14,774. Cash flows from investing activities were decreased by $297,611 as a result of the purchase of property and equipment and costs incurred related to this Offering. Cash flows from financing activities increased by $690,466 primarily as a result of $591,326 from the sale of Common Stock, $98,900 of bank borrowings and a $15,091 advance from an affiliate. When reflecting all these transactions, the Company had a net decrease in cash of $206,744 from $231,534 in 1996 to $24,790 in 1997 and a net decrease in working capital (deficit) of $277,026 and $200,083 in 1996 to $(76,943) in 1997.



    After payment of applicable underwriting discounts and commissions and certain other expenses of the Offering, the Company expects to receive net proceeds of approximately $6,230,000 (or approximately 81% of the estimated gross proceeds of $7,650,000). The Company believes, based on currently proposed plans, that the proceeds of the Offering will fulfill the Company's working capital needs for at least 12 months following the Offering. If the Company continues to grow, bank borrowings, other debt placements and equity offerings may be considered, in part or in combination as the situation warrants. There can be no assurance that financing will be available from these sources on terms acceptable to the Company, if at all.



    The Company has incurred substantial recurring operating losses. This raises substantial doubt about the Company's ability to continue as a going concern. The auditors have expressed such doubt in their opinion on the Company's financial statements. If the Company is not able to complete the Offering, generate additional revenues or reduce its expenses, it is possible that operations will be discontinued.

                                    BUSINESS


HISTORY


    CVC was formed to re-engineer, produce and market a high-quality, American-manufactured version of a sporting shotgun produced first in Japan by the Olin Corporation as the "Winchester Model 101" and, until 1988, by its successor company as the "Classic Doubles" Sporter. In 1993 and 1994, CVC commenced limited production of its American-made model, the "CVC Classic Sporter" and by 1995 completed the design and engineering of a line of ten shotguns within the CVC Classic Sporter family. In 1995 and early 1996, CVC sought to increase production of the CVC Classic Sporter by reaching an understanding with a manufacturer pursuant to which the manufacturer would supply and assemble the metal components of the CVC Classic Sporter and CVC would finish and market the completed product. In mid-1996, management determined that this arrangement was not performing as expected and it was discontinued.



    The Company was formed in May 1996 for the purpose of acquiring the outstanding securities of CVC. In September 1997, the Company completed an exchange offer as a result of which CVC became a majority owned (approximately 97%) subsidiary of the Company.



    In November 1996, CVC acquired all of the issued and outstanding capital stock of the Stock Shop, and indirectly, the Stock Shop's majority-owned (approximately 99%) subsidiary Cooper Arms. The Company's senior management and Board of Directors believes this acquisition was necessary in order to expand the Company's business activities to include in-house manufacturing of CVC shotguns and create economies of scale in the marketing of the Company's products. At this time CVC Classics' operations were relocated to a facility in Montana. Although the Company still experiences inefficiencies related to operating two separate facilities, it has been able to eliminate some expenses by conducting all of its operation in Montana.



    In August and September 1996, Stock Shop acquired 92% of the outstanding capital stock of Cooper Arms and all of the assets of the Stock Shop of Montana LLC, a company under common control, respectively. In August 1997, the Company acquired an additional 7% of Cooper Arms' outstanding capital stock.


INDUSTRY BACKGROUND


    The 1995 Annual Firearms Manufacturing, and Exportation Report ("Report") compiled by the Bureau of Alcohol, Tobacco and Firearms ("BATF") revealed that in 1995, 1,331,780 rifles and 1,173,645 shotguns were manufactured in the United States. According to the Report, of these firearms, 88,899 rifles and 100,877 shotguns were exported.



    The National Shooting Sports Foundation's Profile of Participation in the Hunting and Shooting Sports (1995) ("Profile") reveals that hunting is a stable, if not growing, recreational activity. Annual hunting license sales have remained around the 16 million mark since 1983. The Profile indicates that hunters/shooters between the ages of 35-54 report owning the most shotguns, while those over 55 own the most centerfire rifles. With respect to target shooters, the Profile reports that the target shooting segment of the shooting sports market is growing and cites a survey by American Sports Analysis which reveals that trap and skeet shooting, with over 4.5 million participants, is on the rise. Additionally, sporting clay shooting is among the fastest growing sports, which over the course of a few years attracted approximately 3.1 million participants.



GROWTH STRATEGY



    The Company's goal is to become a leading manufacturer of custom quality, mass produced firearms and high grade accessories by focusing on the high growth areas of the firearms market which the Company believes includes various types of target shooting, such as clay, trap and skeet shooting. The Company's primary strategies for achieving its goal are to broaden its product line and increase the scope and efficiency of its manufacturing operations. In order to broaden its product lines, the Company intends to seek to acquire companies which sell products which are competitive or complimentary to its current products or to acquire such product lines. Alternatively, as the Company is doing with ammunition and clothing and accessories, the Company may develop such product lines itself. The purchase of additional production equipment at its existing, or proposed facilities, is expected by management to reduce reliance on third party suppliers, as well as increase capacity and manufacturing efficiency.


PRODUCTS


    The Company manufactures manually operated rifles and shotguns primarily designed for hunting, target shooting and other shooting sports. The primary components of each of these firearms are a barrel action and stock. The barrel is the metallic cylindrical tube through which the projectile passes before it leaves the firearm. The moving parts that allow one to load, fire and unload a firearm make up the action. When the barrel is attached to the action, these metal parts (which contain all the parts necessary for the firearm to function) may be called a barreled action. The stock is the wood handle of the firearm to which the barrel and the action are attached. The stock provides proper grip and balance. Firearms may be decorated by engravings or inlays on the metal parts or engravings, inlays or checkering on the stock.



    A rifle is a long gun with spiral grooves cut into the interior of the barrel to give the projectile a stabilizing spin after it leaves the barrel. A rifle fires a single projectile each time the cartridge is ignited by the pulling of the trigger. Most of the Company's rifles are bolt action rifles. Bolt action rifles require manual turning, retraction and closing of a bolt device in order to load ammunition. Lugs are used to lock the bolt into the action when the rifle is to be fired. Bolt action rifles may be repeating rifles, which allow more than one (usually three to five) cartridges to be stored in a magazine and manually fed into the action with the bolt.



    A shotgun is also a long gun. In contrast to a rifle, a shotgun fires a cartridge with a number of projectiles at one time which spread over an area after being discharged from the barrel. This makes a shotgun the firearm of choice for shooting moving targets. The concentration of the projectiles from a given distance is known as the shot pattern. Many shotguns have two barrels, which are arranged vertically (over-and-under) or horizontally (side by side). Many shotguns use a rib (a long flat metal piece running the length of the barrel) to provide a proper sighting plane.



    Most shooting sportsmen prefer a high level of accuracy in their firearms. The accuracy and distance of a rifle or shotgun depends upon the length and width of the barrel, the precision with which it is manufactured, as well as other variations. Other features of importance to shotgun users are internal refinements to the barrel such as diamond honing, to ensure internal smoothness, a minimal recoil (recoil is the force with which the gun moves backwards against the shoulder when fired) and overboring for a consistent shot pattern. Rifle users prefer rifles that are manufactured with high grade barrels (known as match-grade) and are designed so that glass bedding is used to create a precise fit between the action and stock and also to prevent the wood in the stock from touching the barrel which could adversely affect the rifle's accuracy (this design is known as free floating). A shooting sportsmen may own a wide variety of rifles or shotguns, creating a market for repeat buyers of the Company's products.



    The Company does not intend to manufacture or market handguns or assault weapons.



CVC CLASSICS



    CVC Classics designs, engineers, manufactures and markets a premium line of ten shotguns for clay target shooting and hunting which retail from $3,000 to $4,200 without options and can retail for in excess $10,000 with options. The CVC Classics shotguns are a 12 gauge, over and under third generation rendition of the renowned Winchester Model 101. The best selling model in the line is the CVC Classic Sporter offered in three barrel lengths. The CVC Classic Sporter are ready for sporting clays competition

(which Management believes is the largest and fastest growing segment of the shotgun industry) as delivered.



    Third generation improvements to the CVC Classic Sporter include lengthened forcing cones, mechanical triggers, and overboring. Improvements to manufacturing techniques include a one piece frame machined from ordinance 416 stainless steel a machined 4140 steel monobloc, and diamond honed barrels. All of these improvements provide superior balance, lighter weight, reduced recoil and better shot patterning. Additionally the shotguns feature select American walnut with hand checkering. CVC is currently perfecting its rib to barrel laser beam welding process known as "CVC Fusion(TM)" which fuses the barrels and ribs into an inseparable structure for improved strength and durability. Management believes that this technology will provide the strongest barrel assembly available because the ribs and barrel metal are fused into an inseparable structure for the life of the shotgun. Moreover, in addition to achieving greater barrel strength, lighter weight and a unique gun balance, CVC Fusion(TM) is expected to lower production costs per unit due to the accelerated pace at which assembly can occur (as compared to soldering) and reduced labor needed in the assembly process. The Company does not hold a patent on its laser-beam welding technology and may seek to secure a patent in order to license the technology to the industry. There can be no assurance, however that even if the Company applies for patent protection, a patent will be issued.


THE STOCK SHOP


    The Stock Shop designs and manufactures high quality firearms stocks. Currently, the Company only produces stocks for use on the Company's other products and on a custom basis for retail customers. If the Company is able to increase capacity in its manufacturing facilities, it may attempt to solicit contract orders from other firearms manufacturers for large quantities of firearms stocks on an OEM basis. There can be no assurance that the Company will be able to increase capacity to a sufficient level for this or that there exists a market for production of the Company's stocks on an OEM basis.



    The Stock Shop also designs, engineers, assembles and markets the "Anschutz USA Sporting Rifle," based on the Anschutz Model 1700 series barreled action. The Stock Shop has an agreement with the world renowned firm of J.G. Anschutz GmbH and its distributor, AcuSport Corporation, whereby AcuSport has agreed to sell the Stock Shop the Anschutz Model 1700 series barreled action, the Stock Shop manufactures stocks for and assembles the rifle using the barreled action. The Stock Shop also acquired the American rights to the use of the name "Anschutz USA Sporting Rifle." The Company's arrangement with Anschutz is terminable by either party without notice.


    The Stock Shop's Anschutz rifle is available in four calibers and with two stock designs. The rifles retail from $1,550 to $1,895 without options, and can retail for in excess of $10,000 with options.


COOPER ARMS


    Cooper Arms designs, engineers, manufactures and markets a line of high quality bolt action rifles for sport hunting and competition. The line consists of five basic models of rifles, each in various styles, featuring classic American design, two of which are repeating rifles and three of which are single shot bolt action varmint rifles. The standard features of the repeating rifles include three mid-locking lug bolts, box magazine, twin extractors, glass bedding, single stage fully adjustable match trigger, 24 inch length chrome moly match barrel (free floated) with .960-.650 straight taper, competition step crown and 13 inch length of pull. All metal component parts of the repeating rifles are machined from solid bar stock steel. The standard features of the single shot varmint rifles include three front-locking lug bolts, Sako-style extraction system, glass bedding, matte finish, single stage fully adjustable match trigger, 24 inch stainless steel match grade barrel (free floated) and 13 inch length of pull. Cooper Arms rifles retail from $1,695 without options and can retail for in excess of $6,000 with options.

    The Cooper Arms rifles are sold with certain guarantees as to the accuracy of the rifles and a one year warranty requiring the Company to remedy defects in the rifle's metal parts. The warranty does not cover damage caused by misuse or inadequate care. The Cooper Model 36 is the holder of the 1994, 1995, 1996 and 1997 National Rifle Association sanctioned Hunter Class Silhouette US National Championships.



    Cooper Arms also designs and intends to market Cooper Arms ammunition. The Company has designed prototypes of the ammunition including ammunition which is especially designed for use with Cooper Arms rifles. The ammunition and the manufacturing process by which it will be produced were designed to provide superior accuracy. This design includes using precise processes for placing the bullet in the brass cartridge and measuring the amount of gun powder used. This ammunition is primarily intended for use by military and law enforcement units in the United States and abroad. Manufacturing of the ammunition is being contracted out to a manufacturer specializing in the production of high grade ammunition. The Company intends to ensure that the manufacturers maintain high quality control levels so that the ammunition is produced with the precision called for in the Company's design. Cooper Arms plans to utilize third party manufacturers for the production of the ammunition as customer purchase orders are received and thus avoid keeping ammunition in inventory. This ammunition previewed at the Brussels Military Procurement Exposition in November of 1997 and the Company expects sales to commence in the second quarter of 1998.



APPAREL AND ACCESSORIES



    In the second quarter of 1998, the Company intends to commence marketing of specialty labeled sports apparel and shooting accessories. The Company is hoping to capitalize on the consumer's perception and familiarity with its firearms in order to establish an identifiable brand name. These products are expected to include caps, shooting vests, hunting coats, shirts, shotgun and rifle cases and cleaning supplies. The products will be targeted at the high grade, high margin upscale market. Design and selection of the products will be performed by the Company and the manufacturing of the products will be contracted out to third parties. The products will be sold primarily to the approved dealers. The Company intends to establish a brand name which will be recognized and associated with high quality firearms and accessories.



MANUFACTURING



    In manufacturing shotguns, the Company mills (that is, cuts and forms raw metal into the required shape and size) approximately 60% of the internal metal components of the shotguns and produces the stocks. The barrel, as well as other parts not manufactured by the Company, are purchased from suppliers. As required, the metal parts purchased from suppliers are heat-treated by the Company, which also fits or trims and adjusts the parts and finishes the metal. Finishing is the process by which a metal part is either polished or blued, which is a chemical process which protects the part against rusting and creates a dark blue or black finish. The Company then assembles the various components into finished shotguns which undergo quality control review before being readied for shipment.



    All of the metal components of the Company's rifles are purchased from suppliers, but the Company produces the stocks itself. The metal parts are fit and finished by the Company which also assembles them into finished rifles. The Company produces the stocks for its firearms from raw wood. The process of profiling (also called milling) the wood, that is, shaping the raw wood block into the required shape is done by hand with the use of semi-automatic machinery. The remainder of the production process, which consists of fitting the profiled wood to the metal parts of the firearm, final shaping, sanding, placing the design on the wood (known as checkering) and finishing, are currently done by hand.



    The Company's proposed new manufacturing facility is expected to allow the Company to produce substantially all of the metal parts for the firearms itself: barrels will continue to be purchased from suppliers at least initially. Additionally, the equipment which the Company expects to purchase is intended to automate substantial portions of the manufacturing process which are now performed by hand. For example, currently producing the stocks is done almost entirely by hand. The new equipment is intended to automate virtually the entire production process for the stocks except for certain finishing processes that will be done by hand. See "Business--Property."



    In the event the financing for the new manufacturing facility cannot be obtained, the Company will install the new equipment in its existing facilities. This equipment will allow for substantially all of the changes in the Company's manufacturing operations which the new facility would allow, except rather than producing all of the component metal parts for rifle production only a majority of such parts would be produced by the Company. The remainder of the parts would continue to be purchased from suppliers. However, the new facility would result in greater manufacturing efficiencies and capacity than would updating the existing facilities and would also provide for on-site warehousing of finished goods which is not possible at the existing facilities. Management believes that the equipment purchased for existing facilities will be transferable to the new facility. This will enable the Company to make equipment purchases while waiting to obtain financing and complete construction of the new facility.



SALES AND MARKETING



    The Company sells its products primarily to retail stores which specialize in the sale of firearms and related products. The Company's Approved Dealer list currently consists of approximately 500 retail stores of which approximately 125 have purchased products during 1997. Before approving a dealer, the Company reviews each prospect to determine that it holds an appropriate BATF license and is a "storefront" firearms dealer. The Company may sell to distributors in the future although it has no current plans to do so.



    Sales to the Approved Dealers are solicited by independent sales representatives retained by the Company who have exclusive territories. Presently, the Company retains independent sales representatives covering approximately 35 states and intends to engage representatives to cover the remaining states. The sales representatives also sell firearms manufactured by others and are not prohibited from selling directly competitive firearms. The Company promotes its products at trade shows and shooting competitions or outings. The Company advertises in shooting and hunting periodicals and provides dealers with sales literature about its products.



    The Company intends to use a portion of the proceeds of the Offering to produce a direct mail catalogue. The catalogue will include all of the Company's products and solicit sales of products other than firearms which cannot be sold by direct mail. The catalogue will enable the Company to market directly to the higher margin consumer market. Additionally, the Company believes its catalogue will increase consumer awareness of its products, which could serve to promote sales in dealer outlets.


COMPETITION


    The Company competes in a highly specialized, competitive environment directly with many other national and international sporting firearms manufacturers. Many of these companies are larger, better known and have significantly greater financial, manufacturing and marketing resources than the Company. In addition, unlike the Company, many firearms manufacturers are subsidiaries of larger, more diverse companies on whom they can rely for capital and other resources. No assurance can be given that the Company will be capable of competing successfully in the future, or that the Company will be successful in maintaining or expanding its share of the market for its products. The Company's competition includes the Dakota Arms, Beretta Perazzi, Krieghoff Ultralight, Kimber and Browning lines of firearms.



MAJOR CUSTOMERS



    The Company's three largest customers accounted for 42% of net sales for the nine months ended September 30, 1997, respectively. During the nine months ended September 30, 1997, Sporting Clays Market, The Outdoorsman and PJ Vollmer & Co., Inc. accounted for 12%, 17% and 13% of sales, respectively. The Company believes that it has good relationships with its customers and that they will continue to do business with the Company. However, the Company has no long term contracts with any of its customers, all of whom purchase products from the Company pursuant to individually placed purchase orders. Therefore, there can be no assurance that any of its customers, including its largest customers, will continue to purchase products from the Company.



SUPPLIERS



    Although the Company manufactures certain components of its firearms and assembles them, it purchases certain materials and other component parts from third party suppliers. The Company has no long-term contracts with suppliers, and any of these relationships can be terminated by either party at any time. Failure to obtain necessary materials from suppliers could interrupt the Company's production schedule and adversely affect the Company. The Company intends to use a portion of the proceeds of the offering to increase in-house manufacturing in order to reduce dependence on metal component part suppliers. However, the Company will remain dependent on suppliers for raw material and certain component parts.



    The Company intends to use one or more independent manufacturers for the manufacture of the Cooper Arms ammunition and the apparel and accessories. The Company will remain dependent on these suppliers for the production of the ammunition and the apparel and accessories, although the Company believes that there are a number of manufacturers who are capable of producing the ammunition and the apparel and accessories.


LICENSING AND GOVERNMENT REGULATION


    The firearms manufacturing industry is subject to extensive regulation by various Federal and State regulatory agencies, including BATF. The Company maintains licenses issued by the BATF permitting the distribution of firearms and ammunition to a network of BATF licensed dealers throughout the United States. The licenses are renewable every three years and require the Company to maintain certain records relating to Firearms shipments. The Company's BATF license was originally issued to Cooper Arms in February 1991 and has been renewed until October 2000. The loss or suspension of any of the Company's licenses could have a material adverse effect on the Company. The Company's licenses could be suspended if it fails to pay the 11% federal excise tax due on all sales of firearms. Currently, the Company owes approximately $46,000 in such taxes together with interest or penalties. The Company is not aware of any pending action against the Company with respect to such taxes and intends to pay all amounts due from the proceeds of this Offering.


    The manufacture, sale and purchase of firearms is subject to extensive governmental regulation, including The Gun Control Act of 1968, The National Firearms Act, The Arms Export Control Act and The Federal Firearms Act. Since the Company is not presently selling revolvers, pistols or assault weapons, many of the provisions of presently effective laws and regulations are not applicable to the Company's present business.


    The Company may export products. Each shipment of firearms shipped outside the United States must be licensed by the State Department. The State Department regulates the type of firearms that may be exported to various countries. The Company must comply with these regulations to be able to export products. There can be no assurance that as the Company expands its product line or as new laws or regulations are adopted, or current laws and regulations expanded, that existing or future laws and regulations would not have a materially adverse effect on the business of the Company.



    Moreover, from time to time, legislation and regulations that could potentially affect the Company, either beneficially or adversely, have been proposed by federal and state legislators and regulators. Management is not aware of any currently pending or proposed legislation or regulations which, if adopted, would have a materially adverse impact on the Company's operations.

PROPRIETARY RIGHTS



    The Company does not currently have patent protection on its products or production processes. Its ability to compete effectively with other companies will depend, in part, on its ability to maintain the proprietary nature of its products and production processes. The Company may apply for patent protection. However, there can be no assurance that it will be successful in obtaining such patents or if obtained that such patents will afford the Company sufficient protection. The Company intends to rely substantially on unpatented products and production processes, and there can be no assurance that others will not copy any of its designs or processes.



    The basic design and engineering of the CVC Classic Sporter is largely based on that of the Classic Doubles, previously manufactured by Sports Japan, Inc. ("Sports Japan"), which, in turn, was based upon the shotgun known as the Winchester Model 101 produced by the Winchester Division of the Olin Corporation ("Winchester"). The Company has no license or other relationship with Winchester, Olin Corporation or any other party who owns a patent or trademark on the Winchester Model 101. Management does not believe that either Sports Japan or Winchester has any viable claims against the Company based upon unfair competition or protected proprietary rights to such designs and engineering. Management believes that neither the Winchester Model 101 nor any of its parts are protected by patents, and the shotgun itself is no longer manufactured. Management also believes that Winchester sold the manufacturing rights to Sports Japan, whose Classic Doubles was an improved version of the Winchester Model 101 and which company itself ceased operations and forfeited its firearms manufacturing license in Japan in 1988. Further, management believes that the CVC Classic Sporter is differentiated from the Winchester Model 101 and the Classic Doubles by virtue of the different manufacturing process and the Company's design enhancement. The Company has not obtained any opinion from patent counsel and there can be no assurance that any such claims will not be brought against the Company by Winchester, Sports Japan or persons connected or previously connected with such entities. In the event that such claims are brought against the Company, even if the Company was ultimately found not to be liable, the cost to the Company of defending any such lawsuit could have a materially adverse effect on the Company's operations. Moreover, if the Company's products infringe patents or proprietary rights of others, the Company, under certain circumstances, could become liable for damages or be forced to alter its products, or production processes, either of which could have a material adverse effect on the Company.



    Cooper Arms holds a registered trademark, No. 75-511,590, granted March 28, 1995 for the mark "17CCM" which is used in connection with a cartridge developed by Cooper Arms. The Company has applied for the registration of additional markets, however, there can be no assurance that it will be successful in obtaining such registrations. The Company's application of the mark "Classic Sporter" was rejected as being "merely descriptive" and thus not eligible for trademark protection. The Company is currently appealing the rejection. If the Company fails to obtain the mark "Classic Sporter", the Company would not be able to prevent other companies from marketing firearms under the name Classic Sporter, which could have a material adverse effect on the Company. Additionally, the Company's trademark counsel has indicated that the name "Connecticut Valley" may be deemed "confusingly similar" to another company's name and the Company may be required to change its name or seek another name under which to market certain products. If the Company were required to cease using "Connecticut Valley", it could have a material adverse effect on the Company. Although registration affords the Company the protection of federal trademark laws against the unauthorized use of the protected mark or a use deemed "confusingly similar" under federal trademark law, there can be no assurance that third parties will not infringe on the Company's current or future trademark registrations or that the Company will have sufficient resources to defend against any such infringement successfully or at all.


PERSONNEL


    The Company has approximately 18 full time employees, including 15 in manufacturing and 3 in corporate and general administration, some of whom also have production responsibilities. Of the 15 employees in manufacturing, 12 are located at the Stevensville, Montana facility, three are at the Victor Montana facility. None of the Company's employees are represented by labor organizations and the Company is not aware of any activities seeking such organization. The Company considers its relationships with its employees to be satisfactory. See "Management."



PROPERTY



    The Company operates two manufacturing facilities. The primary manufacturing operations are conducted at a 5,200 square foot facility in Stevensville, Montana, and the manufacturing activities relating to machining and metal work are conducted at Victor, Montana. The Company's executive offices are located at the Stevensville facility. The Stevensville facility is leased by the Company for $2,475 per month for the first 12 months and for $2,750 per month for the remaining 12 months. The lease is due to expire in July 1998, but is renewable by the Company for a period of 12 months upon 30 days written notice at a rate of $3,000 per month. The Company also leases the Victor facility for approximately $2,000 per month, which lease expires in September 1999.



    The Company believes that its current property and equipment are adequate for its business as currently conducted, however, the current facilities are not automated, operate in a comparatively inefficient manner and have insufficient production capacity to achieve significant growth in production volume. The Company believes that consolidation of its two facilities is desirable and the acquisition of automated production equipment, such as computer aided design and manufacturing equipment is necessary for it to increase capacity and operate more efficiently.



    The estimated cost of the acquisition of the necessary property is $2,200,000 and the estimated cost of the capital equipment and machinery is $2,300,000. Approximately 75% of the cost of the new facility is to be financed by the issuance of industrial revenue bonds by Missoula County, Montana. The Company is presently finalizing the agreements to acquire the real property and to finance the project.



    There can be no assurance that the Company will be successful in obtaining industrial revenue bond financing for the new manufacturing facility. If it is unsuccessful in obtaining such financing it would consider conventional financing for the new manufacturing facility, or a smaller new facility, or if financing is not available for these alternatives, the Company will purchase new equipment for its existing facilities.



LEGAL PROCEEDINGS



    The Company has a dispute with a former officer and director of CVC which may give rise to a claim by the Company against such individual for damages. The Company is currently investigating the matter. Management does not believe that the matter will have a material affect on the Company.



    The Company has been contacted by an individual who injured himself while firing a firearm manufactured by the Company. This matter was referred to the Company's insurance carrier. Independent tests have indicated that the injury was not caused by any defect in the Company's product and the individual has not pursued any claim against the Company. Management believes that any exposure relating to this matter in excess of its $25,000 deductible would be covered by the insurance currently maintained, however, there can be no assurance that existing insurance coverage is adequate for this or any other claim.



    In December 1997, McLemore Sporting Arms, Inc., an operator of a retail store which was a customer of Cooper Arms commenced a lawsuit in the Fifth District Court, Franklin Parish, Louisiana against it and CVC seeking approximately $35,000 representing plaintiff's loss from the purchase of allegedly defective rifles plus unspecified additional monetary damages for other costs incurred by the customer and damage to the customer's commercial reputation. The Company believes it has meritorious defenses to the action and intends to vigorously defend this lawsuit.


    The Company is not currently a party to any litigation, or aware of any potential litigation that it believes could have a material adverse effect on the Company or its business. See "Risk Factors--Possible Insufficiency of Insurance."

                                   MANAGEMENT

    The directors and executive officers of the Company, together with their ages and a brief Description of their employment histories, are as follows:


NAME                                      AGE                               POSITION AND OFFICE
------------------------------------      ---      ---------------------------------------------------------------------
Daniel Cooper.......................          43   President and Director
Victor Wang.........................          32   Chairman of the Board and Director of Marketing
John Tilleli........................          26   Chief Executive Officer and Director
Gary D. Landis......................          55   Vice President-Marketing, Secretary and Director
Edward McCabe.......................          40   Treasurer (Chief Financial Officer) and Director


    None of the Company's executive officers intends to devote his full business time to the affairs of the Company except for Mr Cooper.


    The Company's by-laws contain a provision dividing the Board of Directors into three classes. Initially, Class I, Class II and Class III directors shall serve terms of one, two and three years, respectively. As the initial term of each class concludes, directors of that class shall be elected to serve a term of three years or until their respective successors have been duly elected. Directors of the Company are not compensated for acting in such capacities.



    John Tilleli has been elected to Class I, Edward McCabe and Gary D. Landis have been elected to Class II, Victor Wang and Dan Cooper have been elected to Class III. At the Effective Date, the Company intends to add at least two independent directors, who shall be added to the classes so that the number of directors in each class is as evenly distributed as possible.



    Daniel Cooper has served as a Director and officer, since September 1996, and has been President of the Company and its subsidiaries since August 1997. He founded The Stock Shop of Montana, LLC, the predecessor of the Stock Shop, and has served as its President since its inception. Mr. Cooper founded Cooper Arms and served as its President and a Director from October 1990 to February 1995 and from August 1996 to date. Mr. Cooper organized the North American Divide Expedition in 1980 and led the Expedition on a 6 year hike of the North American Continental Divide from Mexico to the Bering Strait of Alaska. This accomplishment was recognized by the Guinness Book of World Records. Mr. Cooper holds a BS in Environmental Studies and International Affairs from Lewis and Clark College (1979).



    Victor Wang has served as Chairman of the Board and Director of Marketing of the Company since its inception. Mr. Wang is a principal shareholder of Duke & Co., Inc., a registered broker/dealer, and has served as an officer and director of Duke & Co., Inc. since 1993. From 1991 to 1993, Mr. Wang served as Chairman of the Board and Chief Executive Officer of Questron Technologies Incorporated, a publicly traded alternate dispute resolution company. Mr. Wang has a BS from Johns Hopkins University (1989) and is licensed as a General Securities Principal and Corporate Securities Limited Representative.



    John Tilleli has served as a Director and Chief Executive Officer of the Company since its inception. He has served as Secretary of The Stock Shop of Montana, LLC, the predecessor of Stock Shop, Inc., since March 1996. Mr. Tilleli is presently employed as Vice President of Corporate Finance of Duke & Co., Inc., a registered broker/dealer, where he works on mergers, acquisitions, and other corporate finance matters. He has held that position since February, 1994. From 1993 to 1994, Mr. Tilleli was employed as a registered representative for Russo Securities, Inc. Mr. Tilleli has a BBA in Finance from the University of Miami (1993) and is licensed as a General Securities Representative, General Securities Options Principal and Uniform Securities Agent.



    Gary D. Landis is one of CVC's founders and has served as a Director of the Company and CVC since CVC's inception. He also served as CVC's Chief Executive Officer from 1991 until September 1996, when he was appointed Vice President of Marketing. Mr. Landis operates a consulting business, Gary Landis Consulting. Mr. Landis was the managing director of all healthcare businesses at Compton

Partners, a division of Saatchi & Saatchi Advertising. Mr. Landis has been in the advertising business for 33 years, having spent 29 years with Saatchi & Saatchi both in the United States and abroad. During that period, Mr. Landis managed subsidiary companies for 19 years. Mr. Landis has a BA from the University of Illinois.



    Edward McCabe has served as a Director, Treasurer and Chief Financial Officer of the Company since its inception. Mr. McCabe has been employed as Chief Financial Officer of Duke & Co., Inc., a registered broker/dealer, since December 1995. From January 1993 to November 1995, Mr. McCabe served as the Controller for Concord Holding Corporation, a publicly traded company engaged in the financial services business. Prior thereto, he served as the Controller for Adler Coleman & Co. from December 1984 to July 1992. Mr. McCabe holds a BS from St. Peter's College (1982).


EMPLOYMENT AGREEMENTS


    None of the Company's executive officers are subject to employment agreements with the Company, except for Mr. Cooper whose employment agreement with The Stock Shop of Montana, LLC, Stock Shop's predecessor, was assigned to Stock Shop in connection with the September 1996 acquisition of The Stock Shop of Montana, LLC. See "Certain Transactions." Mr. Cooper receives an annual salary of $48,000 and may receive a performance related bonus or stock options. Mr. Cooper's three year employment contract expires on March 31, 1999 and continues on the same terms and conditions until that time. The Company intends to enter into employment agreements with each of Messrs. Wang, Tilleli, McCabe and Landis. Although no terms have yet been agreed upon, the Company expects that none of these employment agreements will provide for an annual salary in excess of $100,000.


EXECUTIVE COMPENSATION


    The following table sets forth cash compensation paid by the Company to, as well as any other compensation paid to or earned by, the Chief Executive Officer of the Company and those executive officers, if any, compensated at greater than $100,000 for services rendered to the Company in all capacities during the fiscal year ended December 31, 1996.


SUMMARY COMPENSATION TABLE

                           SUMMARY COMPENSATION TABLE

                                                                                                                LONG-TERM
                                                                                                              COMPENSATION
                                                                                                            -----------------
                                                                         ANNUAL COMPENSATION                     AWARDS
                                                           -----------------------------------------------  -----------------
                                                                                         OTHER ANNUAL          RESTRICTED
                                                                                         COMPENSATION             STOCK
                   NAME AND                       YEAR      SALARY        BONUS                                 AWARD(S)
              PRINCIPAL POSITION                   ($)        ($)          ($)                ($)                  (#)
                     (A)                           (B)        (C)          (D)                (E)                  (F)
----------------------------------------------  ---------  ---------     ------      ---------------------  -----------------
John Tilleli, CEO.............................       1996          0            0
Joe Bishoff(2)................................                82,131
                                                1996 1995     48,577

                                                 SECURITIES
                                                 UNDERLYING
                   NAME AND                     OPTIONS/SARS
              PRINCIPAL POSITION
                     (A)                             (G)
----------------------------------------------  -------------
John Tilleli, CEO.............................      50,000(1)
Joe Bishoff(2)................................


------------------------


(1) Represents shares of Common Stock underlying currently exercisable options.



(2) Mr. Bishof served as the Chief Executive Officer of Cooper Arms until shortly prior to the Company's acquisition of Cooper Arms in 1996.

EMPLOYEE STOCK OPTION PLAN


    In September 1997, the Board of Directors adopted and approved the Company's 1997 Stock Option Plan (the "Plan" or the "1997 Stock Option Plan"). The Plan is to be administered by the Board of Directors or by the committee appointed by the Board (the "Plan Administrator"). Pursuant to the Plan, options to acquire an aggregate of 600,000 shares of Common Stock may be granted, 275,000 of which have been granted.



    Each of the Company's subsidiaries had adopted a stock option plan. In December 1997, the Company cancelled each subsidiary's plan so that no shares or options will be issued pursuant to those plans.



    The following table set forth options issued by the Stock Shop in 1996. These options were exchanged for options to purchase the Company's Common Stock on identical terms pursuant to the Company's September 1997 private offering in which it acquired 97% of CVC.


                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR


                                                                         (INDIVIDUAL GRANTS)
                                                 -------------------------------------------------------------------
                                                   NUMBER OF    PERCENT OF TOTAL
                                                  SECURITIES      OPTIONS/SARS
                                                  UNDERLYING       GRANTED TO
                                                 OPTIONS/SARS     EMPLOYEES IN     EXERCISE OR BASE
                     NAME                         GRANTED (#)      FISCAL YEAR       PRICE ($/SH)    EXPIRATION DATE
                      (A)                             (B)              (C)               (D)               (E)
-----------------------------------------------  -------------  -----------------  ----------------  ---------------
John Tilleli, CEO..............................       50,000              18%         $   .0001           9/1/2001
Daniel Cooper, President.......................       25,000               9%         $  3.45             9/1/2001
Victor Wang, Chairman..........................      150,000              55%         $   .0001           9/1/2001
Edward McCabe, CFO.............................       50,000              18%         $   .0001           9/1/2001


INDEMNIFICATION OF OFFICERS AND DIRECTORS


    The Company's certificate of incorporation and by-laws provide that the Company shall indemnify all officers and directors of the Company to the full extent permitted by the Delaware General Corporation Law. Under such provision, any director or officer who is in his capacity as such is made or threatened to be made a party to any suit or proceeding, may be indemnified if the Board of Directors determines such director or officer acted in good faith and in manner he or she reasonably believed to be in or not opposed to the best interest of the Company. The certificate of incorporation, by-laws and Delaware law further provide that such indemnification is not exclusive of any other rights to which such individual may be entitled under the certificate of incorporation, the by-laws, any agreement, vote of shareholders or disinterested directors or otherwise.



    Insofar as indemnification for liabilities arising under the Securities Act may be permitted or directors of officers pursuant to the foregoing provision otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and therefore is unenforceable.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information concerning stock ownership of all persons known by the Company to own beneficially five percent or more of the outstanding Common Stock, each Director and certain executive officers and all officers and directors as a group, and as adjusted to reflect the sale of the Units offered hereby.


                                                                AMOUNT AND NATURE       PERCENTAGE OF OUTSTANDING
NAME AND ADDRESS OF                                               OF BENEFICIAL             COMMON STOCK OWNED
BENEFICIAL OWNER OR                                                 OWNERSHIP       ----------------------------------
IDENTITY OF GROUP                                                NUMBER OF SHARES    BEFORE OFFERING   AFTER OFFERING
--------------------------------------------------------------  ------------------  -----------------  ---------------
Victor Wang(2)................................................        1,730,000              55.0%             37.2%
The C.I.T. Trust(2)...........................................        1,380,000              49.3%             32.1%
O. Milton Gossett.............................................          171,884               6.1%              4.0%
156 Ridgefield Ave.
  South Salem, NY 10590
John Tilleli (4)..............................................           50,000               1.8%              1.2%
Gary D. Landis................................................          132,446               4.7%              3.1%
12 Taylor Lane
  Westport, CT 06880
Edward McCabe (4).............................................           50,000               1.8%              1.2%
Daniel Cooper (5).............................................          370,595              13.2%              8.6%
All officers and directors as a group (5 persons).............        2,333,041              71.7%             49.0%


------------------------

(1) Except as set forth herein the business address of each individual is c/o Connecticut Valley Classics, 4004 Highway 93 North, Stevensville, MT 59870.



(2) Includes 350,000 shares underlying currently exercisable options and 1,380,000 shares owned by the C.I.T. Trust, of which Mr. Wang disclaims beneficial ownership.



(3) The beneficiaries of the C.I.T. Trust are the children of the Company's Chairman, Victor Wang.



(4) Includes 50,000 shares underlying currently exercisable options.



(5) Includes 6,250 shares underlying currently exercisable options. Does not include 18,750 shares issuable upon exercise of options which are not currently exercisable and will not become exercisable within sixty days from the date of this Prospectus.


                              CERTAIN TRANSACTIONS


    CVC is currently indebted to Messrs. Landis, Gossett, Dean Jendsen and George Carey, all of whom are or were officers, directors or stockholders of CVC, in the aggregate amount of $300,000, plus interest, accruing at the rate of 9% per annum, of approximately $37,500 since June 1995. The loans are to be repaid in eight quarterly installments. The first installment will be due on the earlier of November 1, 1998 or the closing of this Offering.



    In December 1995, Victor Wang, a principal stockholder and director received 200,000 options to purchase shares of CVC's Common Stock as additional consideration for a $75,000 loan made by Mr. Wang to the Company. The options are exercisable at $2.76 per share for a three year period terminating in December 1998. The Company repaid the $75,000 loan in March 1996. These 200,000 options were exchanged for 200,000 options to purchase shares of the Company's Common Stock pursuant to the Company's September 1997 Private Offering.



    Between May 1992 and December 1, 1997, a company in which Victor Wang is a principal advanced CVC approximately $123,323, none of which has been repaid. On December 1, 1997, the Company executed a promissory note to evidence these advances. Pursuant to the note, the Company is to repay the principal, together with interest accruing at 6% per annum from December 1, 1997, on the earlier of (i) thirteen months following the closing of the Offering, or (ii) November 30, 2000. Additionally, Mr. Wang loaned $50,000 to CVC in 1996 pursuant to a promissory note bearing interest at a rate of 9% per annum. This loan was repaid in September 1996.



    Between September 1995 and May 1997, the Company sold a total of 553,954 shares of stock in three separate private placements at purchase prices ranging from $3.45 to $3.85 per share. Duke & Co., Inc., a company in which the Company's Chairman is a principal, acted as placement agent in these offerings and received a commission of 10% of the gross proceeds and a non-accountable expense allowance of 3% of the gross proceeds.



    In March 1996, Mr. Wang acquired a 70% membership interest in The Stock Shop of Montana, LLC for $86,500. In connection with such transaction, Mr. Wang agreed to use his best efforts to assist The Stock Shop of Montana, LLC to (i) obtain a $200,000 line of credit, and (ii) restructure its secured debt. In order to aid the Company in obtaining this line of credit, Mr. Wang hypothecated a $30,000 certificate of deposit as collateral for this line of credit with Rocky Mountain Bank, Rocky Mountain Bank continues to hold this certificate of deposit in Mr. Wang's name as collateral for the Company's loan in the amount of $15,000.



    In September 1996, the Stock Shop acquired The Stock Shop of Montana, LLC and Messrs. Wang, Tilleli and McCabe were appointed as officers and/or directors of the Stock Shop.



    In November 1996, CVC acquired all of the issued and outstanding common stock of the Stock Shop from its stockholders, which included Mr. Wang and Mr. Daniel Cooper, officers, directors and stockholders of CVC, by an exchange of 1,300,000 shares of the CVC's Common Stock for 1,300,000 shares of the Stock Shop's common stock. In addition, CVC replaced options previously issued to employees of the Stock Shop with options to purchase the same number of shares of CVC's Common stock on the same terms, which included options to purchase 150,000 shares of the Stock Shop's common stock to Mr. Wang, options to purchase 50,000 shares to each of Messrs. Tilleli and McCabe and options to purchase 25,000 shares to Mr. Cooper. Each of these options to acquire CVC Common Stock were exchanged in September 1997 for options to acquire the Company's Common Stock. See "Management" and "Principal Stockholders."



    In September 1996, a company in which Victor Wang is a principal paid $1,000,000 to CVC. No additional stock was issued to Mr. Wang or his company as part of this transaction. For financial reporting purposes, the Company has accounted for this as a contribution to additional paid in capital and no portion of this $1,000,000 will be repaid.


    In September 1997, the Company completed an exchange offer as a result of which CVC became a majority owned (approximately 97%) subsidiary of the Company. Pursuant to the exchange, the Company issued an aggregate of 2,747,476 shares of its Common Stock and granted options to acquire up to 475,000 shares of its Common Stock. There exists the potential that an additional 230,000 options to acquire stock of CVC will be granted to certain of CVC's current and former principals, thereby decreasing the percentage of ownership the Company has in CVC. However, even if all 230,000 CVC options are granted and exercised, CVC will continue to be a majority owned subsidiary of the Company.


    In the future, the Company will present all proposed transactions between the Company and its officers, directors or 5% stockholders, and their affiliates to the Board of Directors for its consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

                           DESCRIPTION OF SECURITIES



    The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, $.0001 par value per share, and 1,000,000 shares of "blank check" preferred stock, $.0001 par value per share. As of the date of the Prospectus, 2,797,476 shares of Common Stock and no shares of Preferred Stock are issued and outstanding.



    The following are brief descriptions of the securities offered hereby and other securities of the Company. The rights of the holders of shares of the Company's capital stock are established by the Company's certificate of incorporation, the Company's by-laws and Delaware law. The following statements do not purport to be complete or give full effect to statutory or common law, and are subject in all respects to the applicable provisions of the certificate of incorporation, by-laws and state law.



UNITS



    Each Unit consists of one share of Common Stock and one Warrant to purchase one share of Common Stock. The securities comprising the Units will be separately tradable or transferable immediately upon issuance.


COMMON STOCK

    Holders of the Common Stock are entitled to one vote per share, and subject to the rights of holders of the of preferred stock, if any, to receive dividends when, as and if declared by the Board of Directors and to share ratably in the assets of the Company legally available for distribution to holders of Common Stock in the event of the liquidation, dissolution or winding up of the Company. Holders of the Common Stock do not have subscription, redemption, conversion or preemptive rights.


    Each share of Common Stock is entitled to one vote on any matter submitted to the holders, including the election of directors. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the outstanding shares of Common Stock entitled to vote for the election of directors may elect all of the directors to be elected, if they so choose, and in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. Except as otherwise required by the Delaware General Corporation Law, all stockholder action (other than the election of directors, who are elected by plurality vote), is subject to approval by a majority of the shares of Common Stock present at a stockholders' meeting at which a quorum (a majority of the issued and outstanding shares of Common Stock) is present in person or by proxy, or by written consent pursuant to Delaware law.


    All shares of Common Stock outstanding are fully paid and non-assessable, and the shares of Common Stock offered hereby and the shares of Common Stock issuable upon exercise of the Warrants, when issued upon payment of the purchase price set forth on the cover page of the Prospectus or payment of the exercise price specified in the Warrants, as the case may be, will be fully paid and non-assessable.


    The Board of Directors is authorized to issue additional shares of Common Stock within the limits authorized by the Company's Certificate of Incorporation without further stockholder action. The Company has agreed with the Underwriter that it will not issue any securities, including but not limited to shares of
Common Stock, prior to                 , [three years from the Effective Date]
except as disclosed in or contemplated by this Prospectus, without the prior written consent of the Underwriter.



REDEEMABLE COMMON STOCK PURCHASE WARRANTS


    The Warrants offered hereby will be issued in registered form under a Warrant Agreement (the "Warrant Agreement") between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent").

    Each Warrant will be separately transferable and will entitle the registered holder thereof to purchase one share of Common Stock at $6.00 per share (subject
to adjustment as described below) commencing           2000 (two years from the
Effective Date) and ending,                 , 2003 (five years from the
Effective Date) (the "Exercise Period"). The exercise price and the number of shares of Common Stock issuable upon the exercise of each Warrant are subject to adjustment in the event of a stock split, stock dividend, recapitalization, merger, consolidation or certain other events. A holder of Warrants may exercise such Warrants by surrendering the certificate evidencing such Warrants to the Warrant Agent, together with the form of election to purchase on the reverse side of such certificate attached thereto properly completed and executed and the payment of the exercise price and any transfer tax. If less than all of the Warrants evidenced by a Warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants.



    The Company has authorized and reserved for issuance a number of shares of Common Stock sufficient to provide for the exercise of the Warrants. When issued, upon payment of the exercise price specified in the Warrants, each share of Common Stock will be fully paid and nonassessable. Holders of Warrants will not have any voting or other rights as stockholders of the Company unless and until Warrants are exercised and shares issued pursuant thereto.



    Under certain conditions, the Warrants may be redeemed by the Company after
                , 1999 with the prior written consent of the Underwriter at a redemption price of $.10 per Warrant upon not less than 30 days prior written notice to the holders of such Warrants, provided the closing bid price of the Common Stock has been at least $7.50 for 20 consecutive trading days ending on the third day prior to the date the notice of redemption is given. The Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for the redemption of the Warrants in the notice of redemption.



    The Company will pay the Underwriter a fee of 5% of the exercise price of each Warrant exercised, provided (i) the market price of the Common Stock on the date the Warrant was exercised was equal to or greater than the Warrant exercise price on that date, (ii) the funds constituting the exercise price of the Warrant was solicited by the Underwriter, (iii) the Warrant was not held in a discretionary account, (iv) the disclosure of compensation arrangements was made in documents provided to the holders of the Warrants, (v) the solicitation of the exercise of the Warrant was not a violation of Rule 101 of Regulation M under the Exchange Act and (vi) the Underwriter is designated in writing as the soliciting NASD member. The Underwriter and any other soliciting broker/dealers will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities during the periods prescribed by Rule 101 of Regulation M before the solicitation of any Warrant until the later of the termination of such solicitation activity or the termination of any right the Underwriter and any other soliciting broker/dealer may have to receive a fee for the solicitation of the exercise of the Warrants.


    For a holder of a Warrant to exercise the Warrant, there must be a current registration statement on file with the Securities and Exchange Commission and various state securities commissions. The Company will be required to file post-effective amendments to the registration statement when events require such amendments and to take appropriate action under the state securities laws. While it is the Company's intention to file post-effective amendments when necessary and to take appropriate action under state securities laws, there can be no assurance that the Company will file all post-effective amendments required to maintain the effectiveness of the registration statement or that the Company will take all appropriate action under state securities laws. If the registration statement is not kept current for any reason, the Warrants will not be exercisable, and holders thereof may be deprived of value.

PREFERRED STOCK

    The Company is authorized to issue up to 1,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without further stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could decrease the amount of earnings and assets available for distribution to holders of Common Stock or adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. As of the date of the Prospectus, no shares of preferred stock are outstanding. The Company has no present intention to issue any shares of preferred stock. The Company has agreed with the Underwriter that, except for issuances disclosed in or contemplated by this Prospectus, it will not issue any securities, including
but not limited to any shares of preferred stock, prior to                 ,
2001 without the prior written consent of the Underwriter.


STATUTORY PROVISIONS AFFECTING STOCKHOLDERS


    Following the consummation of the Offering, the Company will be subject to
Section 203 of the Delaware General Corporation Law, the State of Delaware's "business combination" statute. In general, such statute prohibits a publicly held Delaware corporation from engaging in various business combination" transactions with any "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless (i) the transaction is approved by the Board of Directors prior to the date the interested stockholder obtained such status; (ii) upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and officers and
(b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date the "business combination" is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder." A "business combination" includes mergers, asset sales and other transactions. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company.


REPORTS TO STOCKHOLDERS

    The Company intends to furnish its stockholders with annual reports containing financial statements audited and reported upon by its independent certified public accountants after the end of each fiscal year, and will make available such other periodic reports as the Company may deem to be appropriate or as may be required by law. The Company's fiscal year end December 31. The Company has filed a Registration Statement on Form 8-A with the Commission to register under, and be subject to the reporting requirements of, the Exchange Act.

TRANSFER AGENT AND WARRANT AGENT


    The Company has engaged Continental Stock Transfer & Trust Co. to act as Transfer Agent for the Company's Units and Common Stock and Warrant Agent for the Warrants.

                        SHARES ELIGIBLE FOR FUTURE SALE


    All of the 2,797,476 shares of Common Stock of the Company outstanding as of the date of this Prospectus, are "restricted securities." Of this amount 2,048,675 are owned by "affiliates" of the Company, as those terms are defined in Rule 144 promulgated under the Securities Act. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted shares of Common Stock for at least one year is entitled to sell in brokerage transactions, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or if the Common Stock is quoted on NASDAQ or a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale. Rule 144 also permits a person who presently is not and who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock for at least two years to sell such shares without regard to any of the volume limitations as described above. Holders of 2,757,475 shares of Common Stock have certain registration rights. All of the Company's existing securityholders, including those with registration rights, have agreed not to sell or otherwise dispose of any of their shares of Common stock now owned or issuable upon the exercise of currently exercisable warrants for a period of two years from the date of this Prospectus, without the prior written consent of the Underwriter. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or the availability of such shares for sale will have on the market prices of the Company's securities prevailing form time to time. The possibility that substantial amounts of Common Stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital in the future through the sale of equity securities.

                                  UNDERWRITING


    Briarwood Investment Counsel Inc. (the "Underwriter") has agreed, subject to the terms and conditions contained in the Underwriting Agreement, to purchase from the Company 1,500,000 Units, each consisting of one share of Common Stock and one Warrant. The Underwriter is committed to purchase and pay for all of the Units offered hereby if any of such securities are purchased. The Units are being offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to approval of certain legal matters by counsel and to certain other conditions.


    The Underwriter has advised the Company that it proposes to offer the Units to the public at the public offering price set forth on the cover page of this Prospectus. The Underwriter may allow to certain dealers who are members of the National Association of Securities Dealers, Inc. the ("NASD") concessions, not
in excess of $         per Unit.

    The Company has granted to the Underwriter an option, exercisable for 45 days from the date of this Prospectus, to purchase up to 225,000 additional Units at the public offering price set forth on the cover page of this Prospectus, less the underwriting discounts and commissions. The Underwriter may exercise this option from time to time, in whole or in part, solely for the purpose of covering overallotments, if any, made in connection with the sale of the Units offered hereby.



    The Company has agreed to pay to the Underwriter a nonaccountable expense allowance of 3% of the gross proceeds of this offering ($229,500). The Company has also agreed to pay all expenses in connection with qualifying the shares of Common Stock and Warrants included in the Units offered hereby for sale under the laws of such states as the Underwriter may designate, including expenses of counsel retained for such purpose by the Underwriter.



    The Company has agreed to sell to the Underwriter and its designees, for an aggregate of $10.00 warrants (the "Underwriter's Warrants") to purchase up to 150,000 shares of Common Stock at an exercise price of $5.50 per share and 150,000 Warrants at an exercise price of $.11 per Warrant (110% of the public offering price per Security). The Underwriter's Warrants may not be sold, transferred, assigned or hypothecated for one year from the date of this Prospectus, except to the officers and partners of the Underwriter or members of the selling group, and are exercisable during the four-year period commencing one year from the date of this Prospectus (the "Warrant Exercise Term"). During the Warrant Exercise Term, the holders of the Underwriter's Warrants are given, at nominal cost, the opportunity to profit form a rise in the market price of the Common Stock. To the extent that the Underwriter's Warrants are exercised, dilution to the interests of the Company's shareholders will occur. Further, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of the Underwriter's Warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Underwriter's Warrants. Any profit realized by the Underwriter on the Sale of the Underwriter's Warrants, the underlying shares of Common Stock or the underlying Warrants, or the shares of Common Stock issuable upon any exercise of such underlying Warrants, may be deemed additional underwriting compensation. Subject to certain limitations and exclusions, the Company has agreed, at the request of the holders of a majority of the Underwriter's Warrants, at the Company's expense, to register the Underwriter's Warrants, the shares of Common Stock and Warrants underlying the Underwriter's Warrants, and the shares of Common Stock issuable upon exercise of the underlying Warrants, under the Securities Act on one occasion during the three-year period commencing one year from the date of this Prospectus and to include such Underwriter's Warrants and such underlying securities in any appropriate registration statement which is filed by the Company during the Warrant Exercise Term. The Units issuable upon exercise of the Underwriter's Warrant and the Securities of which the Units are comprised of are being registered by this Prospectus. Additionally, the Company has granted the Underwriter piggyback registration rights with respect to these Securities for a period of seven years.

    The Company has agreed, in connection with the exercise of the Warrants pursuant to solicitation (commencing one year from the date of this Prospectus), to pay to the Underwriter a fee of 5% of the exercise price for each Warrant exercised, provided, however, that the Underwriter will not be entitled to receive such compensation in Warrant exercise transactions in which (i) the market price of Common Stock at the time of exercise is lower than the exercise price of the Warrants; (ii) the Warrants are held in any discretionary account;
(iii) disclosure of compensation arrangements is not made, in addition to the disclosure provided in this Prospectus, in documents provided to holders of the Warrants at the time of exercise; (iv) the exercise of Warrants is unsolicited by the Underwriter; or (v) the solicitation of exercise of the Warrants was in violation of Regulation M promulgated under the Exchange Act.



    The Company has agreed, for a period of three years from the date of this Prospectus, to engage a designee of the Underwriter as a non-voting advisor to the Company's Board of Directors or, at the Underwriter's request, to nominate and use its best efforts to elect a designee of the Underwriter as a director of the Company. The Underwriter has not yet, and has no current intention to exercise its right to designate such person.



    In addition, the Company has agreed to enter into a consulting agreement to retain the Underwriter as a financial consultant for a period of two years following the consummation of this offering at a monthly fee of $2,083.34 (or an aggregate of $50,000), $25,000 of which aggregate fee is payable upon the closing of this Offering and the balance on the first anniversary thereof. The consulting agreement will not require the consultant to devote a specific amount of time to the performance of its duties thereunder. It is anticipated that these consulting services will be provided by principals of the Underwriter and/or members of the Underwriter's corporate finance department who, however, have not been designated as of the date hereof. In the event that the Underwriter originates a financing or a merger, acquisition, joint venture or other transaction to which the Company is a party, the Underwriter will be entitled to receive a finder's fee in consideration for origination of such transaction.


    The Company has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act.


    The Company's officers, directors and shareholders have agreed not to sell or otherwise dispose of any of their shares of Common Stock for a period of two years from the date of this Prospectus, without the prior written consent of the Underwriter other than in connection with private transfers pursuant to which the transferees agree to be bound by the same provisions.


    Prior to this offering, there has been no public trading market for the Units or the Common Stock or Warrants. Consequently, the initial public offering price of the Units and the exercise price of the Warrants have been determined by negotiations between the Company and the Underwriter. Among the factors consider in determining the initial public offering price and the exercise price were the Company's financial condition and prospects, management, market prices of similar securities of comparable publicly-traded companies, certain financial and operating information of companies engaged in activities similar to those of the Company and the general condition of the securities markets.


    Although it has no obligation to do so, the Underwriter intends to engage in market-making actives or solicited brokerage activities with respect to the purchase or sale of Common Stock or Warrants in the over-the-counter market where such securities will trade. However, no assurance can be given that the Underwriter will continue to participate as a market maker in the securities of the Company or that another broker/dealer will make a marker in such securities. The Underwriter has the right to act as the Company's exclusive agent in connection with any future solicitation of holders of the Warrants to exercise their Warrants. Unless granted an exemption by the Securities and Exchange Commission from Regulation M under the Exchange Act, the Underwriter will be prohibited from engaging in any market-making activities or solicited brokerage activities with regard to the Company's securities during the period prescribed by Regulation M before the solicitation of the exercise of any Warrant based upon a prior solicitation until the later of the termination of such solicitation activity or the termination by waiver or otherwise of any right the Underwriter many have to receive a fee for the exercise of the Warrants following such solicitation. As a result, the Underwriter and soliciting broker/dealers may be unable to continue to make a market for the Company's securities during certain periods while the Warrants are exercisable. Such a limitation, while in effect, could impair the liquidity and market price of the Company's securities.

    While certain officers of the Underwriter have significant experience in corporate financing and the underwriting of securities, the Underwriter has not previously underwritten any public offering. Accordingly, there can be no assurance that the Underwriter's limited public offering experience will not affect the Company's offering of the Units and subsequent development of a trading market, if any.

                                 LEGAL MATTERS


    Certain legal matters in connection with the securities being offered hereby will be passed upon the Company by Gersten, Savage, Kaplowitz & Fredericks, LLP ("GSKF"), New York, New York. GSKF owns 110,000 shares of Common Stock and 50,000 Warrants which are identical to the Warrants offered hereby. Certain legal matters will be passed upon for the Underwriter by Zimet, Haines, Friedman & Kaplan, New York, New York.


                                    EXPERTS

    The financial statements of the Company included in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods (which contain an explanatory paragraph regarding uncertainties relating to the Company being a going concern) set forth in their report appearing elsewhere herein, and is included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

    The financial statements of Cooper Firearms, Inc. included in this Prospectus have been audited by David Tarlow & Co., P.C., independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and is included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             AVAILABLE INFORMATION


    The Company has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 under the Securities Act with respect to the Securities offered hereby (the "Registration Statement"). This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto as permitted by the Rules and Regulation of the Commission. For further information with respect to the Company and such securities, reference is made to the Registration Statement and to the exhibits filed therewith. Statements contained in this Prospectus as to the contents of any contracts or other document referred to herein are not necessarily complete and where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all aspects by the provision of such exhibit to which reference is made for a full statement of the provisions thereof. The Registration Statement including exhibits filed therewith, may be inspected, without charge, at the principal office of the Commission located at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549. Copies of all or any part of the Registration Statement (including the exhibits thereto) also may be obtained from the Public Reference Section of the Commission at its principal office in Washington, D.C., at the Commission's prescribed rates. Electronic registration statements filed through the Electronic Data Gathering Analysis and Retrieval system are publicly available through the Commission's web site at http: //www.sec.gov.


    On the date of the Prospectus, the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file reports, proxy and information statements and other information with the Securities and Exchange

Commission. Such reports, proxy and information statements and other information can be inspected and copies at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material also may be obtained from the Public Reference Section of the Commission at prescribed rates. The Commission maintains a web site at http: //www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically. The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other reports containing audited financial statements and such other reports as the Company deems appropriate or as may be required by law.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                           PAGE NO.
                                                                                                          -----------

CONNECTICUT VALLEY SPORTS, INC. AND SUBSIDIARIES

Report of Independent Certified Public Accountants......................................................        F-1

Financial Statements:

  Consolidated Balance Sheets...........................................................................        F-2

  Consolidated Statements of Operations.................................................................        F-3

  Consolidated Statements of Stockholders' Equity.......................................................        F-4

  Consolidated Statements of Cash Flows.................................................................        F-5

  Notes to Consolidated Financial Statements............................................................        F-7

COOPER FIREARMS, INC.

Report of Independent Certified Public Accountants......................................................        F-20

Financial Statements:

  Statements of Operations..............................................................................        F-21

  Statements of Stockholders' Equity....................................................................        F-22

  Statements of Cash Flows..............................................................................        F-23

  Notes to Financial Statements.........................................................................        F-24

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Officers and Directors

Connecticut Valley Sports, Inc.

Stevensville, Montana

    We have audited the accompanying consolidated balance sheet of Connecticut Valley Sports, Inc. (formerly Connecticut Valley Classics, Inc.) and Subsidiaries as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Connecticut Valley Sports, Inc. and Subsidiaries as of December 31, 1996, and the results of their operations and their cash flows for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 3 to the financial statements, the company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                                   /s/ BDO SEIDMAN, LLP
                                                         ---------------------------------------
                                                                     BDO Seidman, LLP

New York, New York

February 15, 1997, except for Note 1

  which is September 17, 1997

                        CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                      DECEMBER 31,  SEPTEMBER 30,
                                                                                          1996          1997
                                                                                      ------------  -------------
                                                                                                      UNAUDITED
                                                     ASSETS
CURRENT ASSETS
Cash................................................................................   $  231,534    $    24,790
Accounts receivable, net of allowance for doubtful accounts of $47,860 in 1996
  and $20,643 in 1997...............................................................       46,653         48,034
Inventories.........................................................................      475,827        477,329
Other current assets................................................................       18,862          7,872
                                                                                      ------------  -------------
Total current assets................................................................      772,876        558,025
                                                                                      ------------  -------------

PROPERTY AND EQUIPMENT
Property and equipment, at cost, less accumulated depreciation of $182,884 in 1996
  and $265,486 in 1997..............................................................      278,454        353,566
                                                                                      ------------  -------------

DEFERRED COSTS
Deferred costs, less accumulated amortization of $101,590 in 1996 and $119,064 in
  1997..............................................................................       29,513        152,039
                                                                                      ------------  -------------

OTHER ASSETS
Due from stockholders...............................................................       30,000         30,000
Due from affiliated companies.......................................................       14,269         14,270
Other assets........................................................................        1,000        --
                                                                                      ------------  -------------
    Total other assets..............................................................       45,269         44,270
                                                                                      ------------  -------------
    Total assets....................................................................   $1,126,112    $ 1,107,900
                                                                                      ------------  -------------
                                                                                      ------------  -------------
                                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses...............................................   $  280,022    $   306,485
Customer deposits...................................................................       16,425         31,199
Federal excise tax payable..........................................................       60,454         46,205
Notes payable.......................................................................       41,740         42,906
Notes payable to stockholders.......................................................       23,770         22,450
Accrued interest....................................................................       42,150         62,400
Due to affiliated companies.........................................................      108,232        123,323
                                                                                      ------------  -------------
    Total current liabilities.......................................................      572,793        634,968

Notes payable--less current maturities..............................................       --             84,203
Notes payable to stockholders.......................................................      300,000        300,000
Deferred credit on acquisition......................................................      126,564        124,171
                                                                                      ------------  -------------
    Total liabilities...............................................................      999,357      1,143,342
                                                                                      ------------  -------------
Commitments and Contingencies
STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock $.0001 par value, 1,000,000 shares authorized and -0- shares issued
  and outstanding in 1997...........................................................       --            --
Common stock $.01 par value, 3,000,000 shares authorized and 2,655,471 shares issued and outstanding in 1996 and $.0001 par value, 30,000,000 shares authorized and
  2,747,476 shares issued and outstanding in 1997...................................       26,555            275
Additional paid-in-capital..........................................................    2,872,769      3,376,352
Accumulated deficit.................................................................   (2,772,569)    (3,412,069)
                                                                                      ------------  -------------
    Total stockholders' equity (deficit)............................................      126,755        (35,442)
                                                                                      ------------  -------------
    Total liabilities and stockholders' equity......................................   $1,126,112    $ 1,107,900
                                                                                      ------------  -------------
                                                                                      ------------  -------------

   The accompanying notes are an integral part of these financial statements.

                        CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   YEARS ENDED              NINE MONTHS ENDED
                                                                  DECEMBER 31,                SEPTEMBER 30,
                                                           ---------------------------  --------------------------
                                                               1995          1996           1996          1997
                                                           ------------  -------------  ------------  ------------
                                                                                                UNAUDITED
Net sales................................................  $     74,744  $     244,725  $    193,796  $    365,378
Cost of goods sold.......................................       339,246        576,153       355,127       638,311
                                                           ------------  -------------  ------------  ------------
Gross profit (loss)......................................      (264,502)      (331,428)     (161,331)     (272,933)
                                                           ------------  -------------  ------------  ------------
OPERATING EXPENSES
  Selling, general and administrative expenses...........       332,206        685,800       570,157       456,827
Writedown of inventory to lower of cost or market........       150,000       --             --            --
Bad debts................................................       --              73,387        85,574           193
                                                           ------------  -------------  ------------  ------------
  Total operating expenses...............................       482,206        759,187       655,731       457,020
                                                           ------------  -------------  ------------  ------------
  Operating loss.........................................      (746,708)    (1,090,615)     (817,062)     (729,953)
                                                           ------------  -------------  ------------  ------------
OTHER INCOME (EXPENSE)
Other income.............................................       --              11,230        10,166         2,594
Interest expense.........................................       (35,755)       (29,923)      (42,303)      (26,164)
                                                           ------------  -------------  ------------  ------------
  Total other income (expense)...........................       (35,755)       (18,693)      (32,137)      (23,570)
                                                           ------------  -------------  ------------  ------------
Loss before minority interests...........................      (782,463)    (1,109,308)     (849,199)     (753,523)
Minority interests in net loss of subsidiary.............       --               6,644         2,437       --
                                                           ------------  -------------  ------------  ------------
  Net loss...............................................  $   (782,463) $  (1,102,664) $   (846,762) $   (753,523)
                                                           ------------  -------------  ------------  ------------
                                                           ------------  -------------  ------------  ------------
Loss per share...........................................  $      (0.75) $       (0.44) $      (0.35) $      (0.27)
                                                           ------------  -------------  ------------  ------------
                                                           ------------  -------------  ------------  ------------
Weighted average number of shares outstanding............     1,040,893      2,488,466     2,410,972     2,803,558
                                                           ------------  -------------  ------------  ------------
                                                           ------------  -------------  ------------  ------------

   The accompanying notes are an integral part of these financial statements.

                        CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                                      TOTAL
                                                 COMMON STOCK         ADDITIONAL                  STOCKHOLDERS'
                                            -----------------------    PAID-IN      ACCUMULATED       EQUITY
                                              SHARES      AMOUNT       CAPITAL        DEFICIT       (DEFICIT)
                                            ----------  -----------  ------------  -------------  --------------
YEAR ENDED DECEMBER 31, 1995
Balance--January 1, 1995..................     470,000  $   210,000  $    238,442  $    (887,442)  $   (439,000)
Issuance of stock.........................     860,000        8,600        39,123                        47,723
Reorganization............................      --         (205,300)      205,300       --
Proceeds from private placement...........     237,269        2,373       816,204                       818,577
Expenses related to private placement.....                               (182,981)                     (182,981)
Stockholder loans contributed to
  capital.................................                                365,180                       365,180
Net loss--year ended December 31, 1995....                                              (782,463)      (782,463)
                                            ----------  -----------  ------------  -------------  --------------
Balance--December 31, 1995................   1,567,269  $    15,673  $  1,481,268  $  (1,669,905)  $   (172,964)
                                            ----------  -----------  ------------  -------------  --------------
                                            ----------  -----------  ------------  -------------  --------------
YEAR ENDED DECEMBER 31, 1996
Balance--January 1, 1996..................   1,567,269  $    15,673  $  1,481,268  $  (1,669,905)  $   (172,964)
Issuance of stock.........................     910,000        9,100        58,699                        67,799
Contribution of capital...................                              1,000,000                     1,000,000
Proceeds from private placement...........     178,202        1,782       406,606                       408,388
Expenses related to private placement.....                                (73,804)                      (73,804)
Net loss--year ended December 31, 1996....                                            (1,102,664)    (1,102,664)
                                            ----------  -----------  ------------  -------------  --------------
Balance--December 31, 1996................   2,655,471  $    26,555  $  2,872,769  $  (2,772,569)  $    126,755
                                            ----------  -----------  ------------  -------------  --------------
                                            ----------  -----------  ------------  -------------  --------------
NINE MONTHS ENDED
  SEPTEMBER 30, 1997 UNAUDITED
Balance--January 1, 1997..................   2,655,471  $    26,555  $  2,872,769  $  (2,772,569)  $    126,755
Proceeds from private placement...........     183,993        1,840       706,533                       708,373
Expenses related to private placement.....                               (117,047)                     (117,047)
Acquisition of minority interest in Cooper
  Firearms, Inc...........................         790            8            (8)      --              --
Acquisition of and reorganization as
  Connecticut Valley Sports, Inc..........     (92,778)     (28,128)      (85,895)       114,023        --
Net loss--nine months ended September 30,
  1997....................................                                              (753,523)      (753,523)
                                            ----------  -----------  ------------  -------------  --------------
Balance--September 30, 1997...............   2,747,476  $       275  $  3,376,352  $  (3,412,069)  $    (35,442)
                                            ----------  -----------  ------------  -------------  --------------
                                            ----------  -----------  ------------  -------------  --------------

   The accompanying notes are an integral part of these financial statements.

                        CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                         YEARS ENDED              NINE MONTHS ENDED
                                                                         DECEMBER 31,               SEPTEMBER 30,
                                                                  --------------------------  -------------------------
                                                                     1995          1996           1996         1997
                                                                  -----------  -------------  ------------  -----------

                                                                                                      UNAUDITED
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss........................................................  $  (782,463) $  (1,102,664) $   (846,762) $  (753,523)
Adjustments to reconcile net loss to net cash used by operating activities:
    Minority interest in net loss of subsidiary.................      --              (6,644)       (2,437)     --
    Depreciation and amortization...............................       73,874        104,996        68,465       97,579
    Changes in operating assets, net of effect of acquisition of
      Cooper Firearms, Inc.:
        (Increase) decrease:
          Accounts receivable...................................      (22,188)        47,915       (10,312)      (1,381)
          Inventories...........................................       34,846        (87,873)       76,734       (1,502)
          Other current assets..................................      (14,544)         4,773        13,035       10,990
          Other assets..........................................       (1,000)      --             --             1,000
        Increase (decrease) in:
          Accounts payable and accrued expenses.................      125,339        (69,053)     (129,086)      26,463
          Customer deposits.....................................      (12,756)         9,891        34,377       14,774
          Federal excise tax payable............................      --             (51,924)       (8,222)     (14,249)
          Accrued interest payable..............................       15,150         27,000        38,203       20,250
                                                                  -----------  -------------  ------------  -----------
Net cash used by operating activities...........................     (583,742)    (1,123,583)     (766,005)    (599,599)
                                                                  -----------  -------------  ------------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Repayment of loan receivable....................................      --              13,000        13,000      --
Acquisition of subsidiary.......................................      --             (30,000)      (30,000)     --
Cash of acquired subsidiary.....................................      --              37,477        37,477      --
Purchases of property and equipment.............................     (171,401)      (126,205)      (77,412)    (157,611)
Advance of loan receivable......................................      (13,000)      --             --           --
Deferred costs..................................................       (4,232)      --             --           --
                                                                  -----------  -------------  ------------  -----------
Net cash used by investing activities...........................     (188,633)      (105,728)      (56,935)    (157,611)
                                                                  -----------  -------------  ------------  -----------

                        CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                         YEARS ENDED              NINE MONTHS ENDED
                                                                         DECEMBER 31,               SEPTEMBER 30,
                                                                  --------------------------  -------------------------
                                                                     1995          1996           1996         1997
                                                                  -----------  -------------  ------------  -----------
                                                                                                      UNAUDITED
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of loans payable.......................................       47,115          1,225         1,225       98,900
Advances from stockholders......................................      507,151         92,170        92,170      --
Advances to stockholders........................................      --             (94,269)      (80,000)     --
Repayment of loan receivable from stockholder...................      --              50,000       --           --
Repayments to stockholders......................................      --            (163,100)      (52,122)      (1,320)
Advances from affiliates........................................      --             108,232        16,330       15,091
Proceeds from private placement.................................      818,577        408,388       408,388      708,373
Expenses related to private placement...........................     (182,981)       (73,804)      (73,804)    (117,047)
Capital contributed.............................................      --           1,000,000     1,000,000      --
Issuance of stock...............................................       47,723         67,799        67,799      --
Deferred costs..................................................      --            --             --          (140,000)
Repayment of notes payable......................................     (405,000)      --             --           (13,531)
                                                                  -----------  -------------  ------------  -----------
Net cash provided by financing activities.......................      832,585      1,396,641     1,379,986      550,466
                                                                  -----------  -------------  ------------  -----------
  Net increase (decrease) in cash...............................       60,210        167,330       557,046     (206,744)
Cash at beginning of period.....................................        3,994         64,204        64,204      231,534
                                                                  -----------  -------------  ------------  -----------
Cash at end of period...........................................  $    64,204  $     231,534  $    621,250  $    24,790
                                                                  -----------  -------------  ------------  -----------
                                                                  -----------  -------------  ------------  -----------
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES
Notes payable to stockholders transferred to additional paid-in
  capital.......................................................  $   365,180  $    --        $    --
The company purchased all of the preferred stock and 91.65% of the common stock of Cooper Firearms, Inc. for $30,000. In
  conjunction with the acquisition, liabilities were assumed as follows:
    Fair value of assets acquired...............................  $   --       $     310,479  $    310,479  $   --
    Cash paid for the capital stock.............................      --             (30,000)      (30,000)     --
                                                                  -----------  -------------  ------------  -----------
      Liabilities assumed.......................................  $   --       $     280,479  $    280,479  $   --
                                                                  -----------  -------------  ------------  -----------
                                                                  -----------  -------------  ------------  -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest..........................................  $    20,605  $      23,190  $      4,100  $    10,094
Cash paid for income taxes......................................  $       317  $       1,291  $      1,243  $     1,464

   The accompanying notes are an integral part of these financial statements.

                        CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   (UNAUDITED WITH RESPECT TO THE NINE MONTHS
                       ENDED SEPTEMBER 30, 1996 AND 1997)

NOTE 1--ORGANIZATION AND NATURE OF BUSINESS

    Connecticut Valley Sports, Inc. ("CVS") was incorporated on March 28, 1996 under the laws of the State of Delaware.

    On September 17, 1997, CVS, an inactive shell corporation acquired 2,747,476 shares of common stock representing 96.73% of the outstanding stock of Connecticut Valley Classics, Inc. ("CVC"). The surviving entity changed its name from CVC to Connecticut Valley Sports, Inc. Pursuant to the terms of the acquisition, CVC shareholders exchanged their stock for shares in CVS on a one for one basis.

    CVC is the continuing entity for financial reporting purposes, and the financial statements prior to September 17, 1997 represent its financial position and results of operations. The assets, liabilities and results of operations of CVS (which were minimal) are included as of September 17, 1997.

    CVS and its subsidiaries manufacture and sell custom quality production bolt action rifles and high quality shot guns used for both sport hunting and competition. The company also manufactures and sells firearm stocks used in the production of rifles. Customers are located throughout the United States and parts of Canada.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A) PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of Connecticut Valley Sports, Inc. and its majority-owned subsidiaries Connecticut Valley Classics, Inc., The Stock Shop, Inc., and Cooper Firearms, Inc. All material intercompany transactions and balances have been eliminated. The consolidated statement of operations reflects amounts for Cooper Firearms, Inc. as of August 13, 1996, the date it was acquired.

    B) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    C) INVENTORIES

    Inventories are valued at the lower of cost or market on a first-in, first-out basis.

    D) PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Depreciation is provided using accelerated methods over estimated useful lives of five to seven years for furniture and fixtures, molds and tools, and machinery and equipment and over the remaining term of the lease to which leasehold improvements relate.

                        CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   (UNAUDITED WITH RESPECT TO THE NINE MONTHS
                       ENDED SEPTEMBER 30, 1996 AND 1997)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    E) ORGANIZATION AND START-UP COSTS

    Organization and start-up costs are stated at cost. Amortization is provided using the straight line method over a period of 36-60 months.

    F) REVENUE RECOGNITION

    Revenue from the sale of firearms is recognized when the product is shipped.

    G) INCOME TAXES

    The company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities, if any, are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    H) STOCK-BASED COMPENSATION

    The company accounts for stock-based compensation in accordance with the provisions of Accounting Principles Board Opinion No. 25 (APB 25). Stock-based compensation includes all transactions under which employees receive shares of stock or other equity instruments (such as options) in the company or events where the company incurs liabilities to employees in amounts that are based on the price of its stock. Under APB 25, the company recognizes compensation expense for employee options in the amount of the excess of the fair value of stock underlying options over the exercise price of such options. The expense is recorded on the date the company issues stock or grants options as compensation.

    I) LONG-LIVED ASSETS

    In March 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", which requires that certain long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. This standard is effective for fiscal years that begin after December 15, 1995. The company's adoption of this pronouncement on January 1, 1996 did not have a material impact on the company's consolidated financial statements.

    J) DEFERRED CREDIT

    Deferred credit on acquisition (negative goodwill arising from the acquisition of Cooper Firearms, Inc. described in Note 13) is amortized on a straight-line basis over its estimated useful life of 40 years.

                        CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   (UNAUDITED WITH RESPECT TO THE NINE MONTHS
                       ENDED SEPTEMBER 30, 1996 AND 1997)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    K) INTERIM FINANCIAL STATEMENTS

    The unaudited interim financial statements as of September 30, 1997, and for the nine months ended September 30, 1996 and 1997 reflect all adjustments (consisting of recurring accruals) management considers necessary for a fair presentation of financial position, results of operations and cash flows. Results of operations for the nine months ended September 30, 1997 are not indicative of results to be expected for the year.

    L) LOSS PER SHARE DATA

    Net loss per common and common equivalent share using the weighted average number of common and common equivalent shares outstanding was computed by applying Securities and Exchange Commission Staff Accounting Bulletin No. 83 (SAB 83). Pursuant to SAB 83, common and common equivalent shares issued by the company during the twelve months immediately preceding its initial public offering at a price below the initial public offering price together with common share equivalents which result from the grant of common stock options and warrants having exercise prices below the initial public offering price during the same period have been included in the calculation of the shares used in computing net loss per share as if they were outstanding for all periods prior to the initial public offering. Net loss per share for these periods has been computed using the treasury stock method, under which the number of shares outstanding reflects an assumed use of the proceeds from the issuance of such shares and from the assumed exercise of such options and warrants to repurchase shares of the company's common stock at the initial public offering price.

    M) RECENT ACCOUNTING PRONOUNCEMENTS

    In February 1997, the FASB issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("Statement 128"). Statement 128 is effective for financial statements issued for periods ending after December 15, 1997. Statement 128 simplifies the computation of earnings per share by replacing the presentation of primary earnings per share with a presentation of basic earnings per share, as defined. The statement requires dual presentation of basic and diluted earnings per share by entities with complex capital structures. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Statement 128 is not expected to have a significant impact on the company's financial statements.

    In June 1997, Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("Statement 130") and Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("Statement 131") were issued. Statement 130 addresses standards for reporting and display of comprehensive income and its components, and Statement 131 requires disclosure of reportable operating segments. Both statements are effective for the Company's 1998 fiscal year. These pronouncements are not expected to materially affect the company's financial statements.

                        CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   (UNAUDITED WITH RESPECT TO THE NINE MONTHS
                       ENDED SEPTEMBER 30, 1996 AND 1997)

NOTE 3--GOING CONCERN

    As shown in the accompanying financial statements, the company has incurred substantial recurring operating losses. This raises substantial doubt about the company's ability to continue as a going concern.

    Management believes the company will generate new business and improve operating efficiency in future years. In addition, the company intends to raise funds through a public offering of its common stock. Management believes that the proceeds from the offering will be sufficient to provide working capital until the company is able to increase revenues and improve operating efficiency. If the company is not able to complete the public offering, generate significant new business or reduce its expenses, it is possible operations will be discontinued. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4--INVENTORIES

    Inventories consisted of the following:

                                                                  DECEMBER 31,  SEPTEMBER 30,
                                                                      1996          1997
                                                                  ------------  -------------
Finished goods..................................................   $  101,791    $    47,763
Work in process.................................................       42,235         62,493
Raw materials...................................................      331,801        367,073
                                                                  ------------  -------------
                                                                   $  475,827    $   477,329
                                                                  ------------  -------------
                                                                  ------------  -------------

NOTE 5--PROPERTY AND EQUIPMENT

    Major classifications of property and equipment and their respective depreciable lives are as follows:

                                                                  DECEMBER 31,  SEPTEMBER 30,
                                                                      1996          1997
                                                                  ------------  -------------
Furniture and fixtures..........................................   $   11,159    $    10,898
Molds and tools.................................................      304,625        323,982
Machinery and equipment.........................................      132,840        264,568
Leasehold improvements..........................................       12,714         19,604
                                                                  ------------  -------------
                                                                      461,338        619,052
Accumulated depreciation........................................     (182,884)      (265,486)
                                                                  ------------  -------------
  Property and equipment, net...................................   $  278,454    $   353,566
                                                                  ------------  -------------
                                                                  ------------  -------------

    Depreciation expense amounted to $46,019 and $77,879 for the years ended December 31, 1995 and 1996, and $46,934 and $82,501 for the nine months ended September 30, 1996 and 1997, respectively.

                        CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   (UNAUDITED WITH RESPECT TO THE NINE MONTHS
                       ENDED SEPTEMBER 30, 1996 AND 1997)

NOTE 6--DEFERRED COSTS

    Major classifications of deferred costs and their respective amortization periods are as follows:

                                                    AMORTIZATION  DECEMBER 31,  SEPTEMBER 30,
                                                       PERIOD         1996          1997
                                                    ------------  ------------  -------------
Display models....................................    36 months    $   15,425    $    15,425
Organization costs................................    60 months        36,406         36,406
Start-up costs....................................    60 months        79,272         79,272
Stock issuance costs..............................                     --            140,000
                                                                  ------------  -------------
                                                                      131,103        271,103
Accumulated amortization..........................                   (101,590)      (119,064)
                                                                  ------------  -------------
Deferred costs, net...............................                 $   29,513    $   152,039
                                                                  ------------  -------------
                                                                  ------------  -------------

    The stock issuance costs are related to a proposed public offering of the company's common stock. If the offering does not take place, these costs will be expensed.

NOTE 7--NOTES PAYABLE

    Notes payable consist of the following:

                                                                  DECEMBER 31,  SEPTEMBER 30,
                                                                      1996          1997
                                                                  ------------  -------------
First Security Bank, due July, 1996, interest at 8.75% per
  annum, secured by all of the former assets of SSLLC with a book value of approximately $87,000. This note was refinanced
  with Rocky Mountain Bank (see below) in 1997..................   $   41,740    $   --

Rocky Mountain Bank, due January, 2000, interest at 9.25% per annum, collateral-ized by a $20,000 Certificate of Deposit
  (included in cash), monthly payments inclusive of interest of
  $1,339.86.....................................................       --             35,060

Equipment lease, due January, 2002, interest at 8.85% per annum, monthly payments inclusive of interest of $1,735.30,
  collateralized by equipment with a book value of $98,705 at
  June 30, 1997.................................................       --             77,049

Rocky Mountain Bank, due September, 1998, interest at 8.1% per
  annum.........................................................       --             15,000
                                                                  ------------  -------------

                                                                       41,740        127,109

Less: Current portion...........................................       41,740         42,906
                                                                  ------------  -------------

Long-term debt..................................................   $   --        $    84,203
                                                                  ------------  -------------
                                                                  ------------  -------------

                        CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   (UNAUDITED WITH RESPECT TO THE NINE MONTHS
                       ENDED SEPTEMBER 30, 1996 AND 1997)

NOTE 7--NOTES PAYABLE (CONTINUED)
    Maturities of long-term debt are as follows:

YEARS ENDED
SEPTEMBER 30,
--------------------------------------------------------------
1998..........................................................  $   42,906
1999..........................................................      30,537
2000..........................................................      24,539
2001..........................................................      19,004
2002..........................................................      10,123
                                                                ----------
                                                                $  127,109
                                                                ----------
                                                                ----------

NOTE 8--NOTES PAYABLE TO STOCKHOLDERS

    The company has notes payable to its stockholders as follows:

                                                                  DECEMBER 31,  SEPTEMBER 30,
                                                                      1996          1997
                                                                  ------------  -------------
Notes payable to four (4) stockholders payable in eight (8)
  equal quarterly installments commencing November 1, 1998
  inclusive of interest at 9%...................................   $  300,000    $   300,000
Demand notes, non-interest bearing..............................       23,770         22,450
                                                                  ------------  -------------
                                                                      323,770        322,450
Less: Current portion...........................................      (23,770)       (22,450)
                                                                  ------------  -------------
Long-term debt..................................................   $  300,000    $   300,000
                                                                  ------------  -------------
                                                                  ------------  -------------

    Maturities of long-term debt are as follows:

YEARS ENDED
DECEMBER 31,
--------------------------------------------------------------
1997..........................................................  $   23,770
1998..........................................................      37,500
1999..........................................................     150,000
2000..........................................................     112,500
                                                                ----------
                                                                $  323,770
                                                                ----------
                                                                ----------

                        CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   (UNAUDITED WITH RESPECT TO THE NINE MONTHS
                       ENDED SEPTEMBER 30, 1996 AND 1997)

NOTE 9--RELATED PARTY TRANSACTIONS

    The company and other entities controlled by its chairman have advanced funds to each other for operating purposes. Other than as described in Note 8, related party loans are non-interest bearing and have no scheduled repayment dates. In accordance with the intentions of the parties involved, the balances payable to affiliates have all been classified as current, and the balances due from shareholders and affiliates have been classified as non-current.

    The company has also issued options to certain executives. See Note 17.

NOTE 10--INCOME TAXES

    The company had available net operating loss carryforwards for tax purposes at December 31, 1996. Due to a change in ownership, the availability of these losses to offset future taxable income is severely restricted. The company must continue to operate as a firearms manufacturer until 1998, and an annual limit on the use of prior losses based on the value of the company at the time of the ownership change multiplied by the long-term tax exempt rate will apply. This results in a limitation on utilization of the losses of approximately $2,000 per year and affects approximately $2,000,000 of the total available carryforward. The amounts and expiration dates of these losses are as follows:

EXPIRATION DATE
DECEMBER 31,                                                     AMOUNT
------------------------------------------------------------  ------------
2006........................................................  $    559,199
2007........................................................        94,026
2008........................................................       375,989
2009........................................................       275,605
2010........................................................       795,863
2011........................................................       454,277
                                                              ------------
                                                              $  2,554,959
                                                              ------------
                                                              ------------

    As of December 31, 1996, the company has a net operating loss carryforward (after applying change of ownership limitations described above) of approximately $580,000 which results in a deferred tax asset of approximately $232,000 which has been offset by a valuation allowance.

    The consolidated statements of operations include losses of $129,766 and $40,939 for the years ended December 31, 1996 and 1995, respectively, incurred by The Stock Shop of Montana, LLC prior to its merger with The Stock Shop, Inc. Since SSLLC was taxed as a partnership under the provisions of Subchapter K of the Internal Revenue Code, this loss may only be deducted by SSLLC's members.

NOTE 11--COMMITMENTS

    a) The company conducts its primary operations from a facility that is leased under an agreement which expires July 29, 1998. There is an option to renew the lease for an additional 12 months at $3,000 per month. The company has an option to purchase the property at fair market value which expires on July 10,

                        CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   (UNAUDITED WITH RESPECT TO THE NINE MONTHS
                       ENDED SEPTEMBER 30, 1996 AND 1997)

NOTE 11--COMMITMENTS (CONTINUED)
1998. The company is responsible for all costs of utilities, repairs, maintenance, upkeep, insurance, and real estate taxes in addition to the basic rent.

    The company leases a second facility under an agreement which expires on September 1, 1999.

    Future minimum rental payments under these leases are as follows:

YEARS ENDING                                YEARS ENDING
DECEMBER 31,                      AMOUNT    SEPTEMBER 30,                    AMOUNT
------------------------------  ----------  ------------------------------  ---------
1997..........................  $   55,075  1998..........................  $  51,500
1998..........................      43,250  1999..........................     22,000
1999..........................      16,000
                                ----------                                  ---------
                                $  114,325                                  $  73,500
                                ----------                                  ---------
                                ----------                                  ---------

    Rent expenses for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1996 and 1997 were $15,188, $29,465, $14,022 and
$44,387, respectively.

    b) The company has employment agreements with its President of Manufacturing and its Production Manager that expire on March 31, 1999. Future minimum payments under the contracts are as follows:

YEARS ENDING
DECEMBER 31,                                                      AMOUNT
--------------------------------------------------------------  ----------
1997..........................................................  $   78,000
1998..........................................................      78,000
1999..........................................................      19,500
                                                                ----------
                                                                $  175,500
                                                                ----------
                                                                ----------

NOTE 12--SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

    The company has concentrated its credit risk for cash by maintaining accounts at Rocky Mountain Bank in excess of federal insurance limits. The maximum loss that would have resulted from that risk totalled $127,419 at December 31, 1996, for the excess of deposits over amounts that would have been covered by federal insurance.

NOTE 13--MERGERS AND ACQUISITIONS

    In September 1996, The Stock Shop, Inc. ("SSI") acquired all of the assets of The Stock Shop of Montana, LLC ("SSLLC"), a company under common control, in exchange for the assumption of all of SSLLC's liabilities. The transaction has been accounted for in a manner similar to that in pooling-of-interests accounting and the operations of SSLLC have been recorded by SSI as of the beginning of the

                        CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   (UNAUDITED WITH RESPECT TO THE NINE MONTHS
                       ENDED SEPTEMBER 30, 1996 AND 1997)

NOTE 13--MERGERS AND ACQUISITIONS (CONTINUED) year. SSI did not issue any new shares of stock as part of the transaction. The book value of SSLLC's net assets (liabilities) at the date of combination consisted of the following:

Accounts receivable..............................................  $   2,625
Prepaid expenses.................................................        452
Property and equipment, net of accumulated depreciation of
  $5,595.........................................................      8,383
Start-up costs, net of accumulated amortization of $1,058........      3,174
Due from member..................................................     80,000
Accounts payable and accrued expenses............................    (42,000)
Notes payable (current)..........................................    (47,215)
Due to affiliated companies......................................   (140,602)
                                                                   ---------
                                                                   $(135,183)
                                                                   ---------
                                                                   ---------

    On November 15, 1996, CVC acquired all of the outstanding stock of SSI in exchange for 1,300,000 shares of its own common stock. The transaction has been accounted for as a pooling-of-interests, and the operations of SSI are reflected for all periods presented.

    SSI's consolidated balance sheet (including the assets, liabilities and equity of SSLLC acquired in the pooling described above) as of December 31, 1995 was as follows:

                                     ASSETS
CURRENT ASSETS
Cash......................................................  $   5,565
Accounts receivable.......................................     17,366
Inventory.................................................      7,319
Other current assets......................................        900
                                                            ---------
    Total current assets..................................             $  31,150

PROPERTY AND EQUIPMENT
Property and equipment, at cost, less accumulated
  depreciation of $2,516..................................                11,462

START-UP COSTS
Start-up costs, net of accumulated amortization of $423...                 3,809
                                                                       ---------
    Total assets..........................................             $  46,421
                                                                       ---------
                                                                       ---------

                        CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   (UNAUDITED WITH RESPECT TO THE NINE MONTHS
                       ENDED SEPTEMBER 30, 1996 AND 1997)

NOTE 13--MERGERS AND ACQUISITIONS (CONTINUED)

                   LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses.....................  $  29,422
Notes payable to LLC members..............................     13,100
Notes payable--bank.......................................     47,115
                                                            ---------
    Total liabilities.....................................             $  89,637
Members' equity (deficit).................................               (43,216)
                                                                       ---------
Total liabilities and members' equity (deficit)...........             $  46,421
                                                                       ---------
                                                                       ---------

    The company's consolidated statement of operations included the following amounts attributable to SSI:

                                                             NINE MONTHS
                                               YEAR ENDED       ENDED
                                              DECEMBER 31,  SEPTEMBER 30,
                                                  1995          1996
                                              ------------  -------------
Revenues....................................   $   87,038    $    51,600
Net income (loss)...........................      (40,939)      (129,766)

    The consolidated net loss for the year ended December 31, 1995 is comprised of the following:

Net loss of CVC before effect of merger with
  SSI............................................  $(741,524)
Net loss of SSLLC................................    (40,939)
                                                   ---------
Consolidated net loss............................  $(782,463)
                                                   ---------
                                                   ---------

    Consolidated revenue for the year ended December 31, 1995 is the same amount as originally reported by CVC prior to the merger with SSI.

    On August 13, 1996, the company acquired all of the preferred stock and 91.65% of the common stock of Cooper Firearms, Inc. for $30,000. The transaction has been accounted for under the purchase method for financial reporting purposes. The deferred credit which arose from the purchase of this stock at a discount is being amortized over a period of 40 years.

    Pro forma information assuming the acquisition had occurred on January 1, 1995 is as follows:

                                       YEARS ENDED            NINE MONTHS
                                       DECEMBER 31,              ENDED
                               ----------------------------  SEPTEMBER 30,
                                   1995           1996           1996
                               -------------  -------------  -------------
Revenues.....................  $   1,028,746  $     833,795   $   782,866
Net loss.....................  $  (1,284,775) $  (1,294,382)  $(1,034,273)

                        CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   (UNAUDITED WITH RESPECT TO THE NINE MONTHS
                       ENDED SEPTEMBER 30, 1996 AND 1997)

NOTE 13--MERGERS AND ACQUISITIONS (CONTINUED)
    On August 15, 1997, the company issued 790 shares of its common stock in exchange for an additional 5.79% interest in Cooper Firearms, Inc. The company issued one share of CVC stock for every ten shares of Cooper Firearms, Inc. stock exchanged.

NOTE 14--REGULATION OF FIREARMS BY U.S. GOVERNMENT

    As a manufacturer of firearms, the company must comply with the regulations of the Bureau of Alcohol, Tobacco and Firearms. Requirements include an accountability of each serial numbered gun and the payment of an 11% federal excise tax as the guns are shipped and invoiced. Failure to comply with these regulations can lead to fines and suspension of manufacturing and sales operations.

NOTE 15--CONTINGENCIES

    The company has been notified that an individual injured himself while firing a weapon produced by the company. This individual has retained counsel. Management intends to vigorously defend this matter and has referred it to its insurance company. The insurer has not yet determined whether this is a covered claim under the policy. The amount or range of potential loss cannot be reasonably estimated at this time, but management does not expect it to be material. No accrual has been made for this loss contingency in the financial statements.

NOTE 16--FAIR VALUES OF FINANCIAL INSTRUMENTS

    The carrying amounts of financial instruments including cash, accounts receivable and accounts payable and accrued expenses approximated fair value as of December 31, 1996 because of the relatively short-term maturity of these instruments. The carrying values of long-term receivables and long-term debt, including the current portion, approximated fair value as of December 31, 1996, based upon quoted market prices.

NOTE 17--STOCK OPTIONS

    CVC adopted a stock option plan on August 29, 1995 authorizing it to issue four members of management options to purchase 230,000 shares of CVC common stock. These options may not be issued unless CVC attains certain levels of profitability. CVC will issue 125,000 of these options if it achieves one year of after-tax profitability. Another 60,000 options will be issued if CVC's after tax profitability is $250,000. If CVC's net income reaches $500,000, it will issue an additional 45,000 options. The exercise prices of these options will be determined by CVC's Board of Directors when they are issued. To date, CVC has not yet met such criteria. Upon issuance, these options will vest immediately and have no expiration date. These options are not exercisable with respect to CVS stock. To date, no options have been issued pursuant to this plan.

    CVC adopted a second stock option plan on August 29, 1995 authorizing it to issue its employees options to purchase an aggregate of up to 125,000 shares of CVC common stock. These options are issuable at the discretion of CVC's board of directors based upon employee performance with terms as the

                        CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   (UNAUDITED WITH RESPECT TO THE NINE MONTHS
                       ENDED SEPTEMBER 30, 1996 AND 1997)

NOTE 17--STOCK OPTIONS (CONTINUED)
board deems appropriate. These options will not be exercisable with respect to CVS stock. To date, no options have been issued pursuant to this plan.

    In December 1995, the company issued its chairman an option to purchase 200,000 shares of the company's common stock at an exercise price of $2.76 per share. The options were issued as additional consideration for the company to obtain a $75,000 loan from the chairman. The right to exercise this option vested immediately and expires in December 1998. The exercise price of this option exceeds management's estimate of the market value of the stock on the grant date, and, accordingly, the option has an immaterial value. The chairman has not yet exercised any portion of this option.

    In September 1996, SSI awarded one of its directors (now a director of CVS) an option to purchase 25,000 shares of SSI's common stock at an exercise price of $3.45 per share. Pursuant to the mergers of SSI and CVC and CVC and CVS, this option is now available to the individual with respect to CVS common stock. The right to exercise this option vests in increments of 6,250 shares per year for four years beginning September 1, 1997. The option expires on September 1, 2001. The exercise price of this option exceeds management's estimate of the market value of SSI's common stock on the grant date, and are considered to have an immaterial value. The director has not yet exercised any portion of this option.

    In September 1996, SSI awarded three of its directors (now directors of CVS) options to purchase 250,000 shares of SSI's common stock at an exercise price of $0.0001 per share. Pursuant to the mergers of SSI and CVC and CVC and CVS, these options are now available to the individuals with respect to CVS common stock. The right to exercise these options vested immediately and expires on September 1, 2001. Management's estimate of the market value of SSI's common stock on the grant date exceeds the exercise price of these options by an amount which results in an immaterial expense. Accordingly, the options had an immaterial value at the time of their issuance, and no expense has been recorded in connection therewith. The directors have not yet exercised any portion of these options.

    Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("Statement 123"), requires the company to provide pro forma information regarding net loss and loss per share as if compensation cost for the company's stock option plans had been determined in accordance with the fair value-based method prescribed in Statement 123. The company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1995 and 1996, respectively: no dividends paid for all years; expected volatility of 40.7% and 38.9%; risk free interest rates of 5.51% and 6.60%; and expected lives of 5.0 and 4.0 years.

    Under the accounting provisions of Statement 123, there would be no material difference between the company's net loss and loss per share from that reported in the financial statements in accordance with Accounting Principles Board Opinion No. 25.

NOTE 18--CAPITAL CONTRIBUTION

    In September 1996, a company in which the Chairman is a principal paid the company $1,000,000. No additional stock was issued to the Chairman or his company as a result of this transaction. The company has accounted for this as a contribution to additional paid-in capital.

                        CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   (UNAUDITED WITH RESPECT TO THE NINE MONTHS
                       ENDED SEPTEMBER 30, 1996 AND 1997)

NOTE 19--REORGANIZATION

    In 1995, the company reincorporated in Delaware. As part of this transaction, the company changed the par value of its stock from $1 per share to $0.01 per share.

    In 1997, the company was reorganized as Connecticut Valley Sports, Inc. as described in Note 1. As part of this transaction, the company changed the par value of its stock from $0.01 per share to $0.0001 per share.

NOTE 20--PREFERRED STOCK

    The company has authorized the issuance of 1,000,000 shares of "blank check" preferred stock. This stock may be issued with any rights, preferences or designations as determined by the Board of Directors at the time of its issuance without stockholder approval. Management has no present intention to issue any shares of this preferred stock.

NOTE 21--MAJOR CUSTOMERS

    During the nine months ended September 30, 1997, the company generated approximately 42% of its sales from three customers.

NOTE 22--SUBSEQUENT EVENTS

    The company has filed a registration statement with the Securities Exchange Commission for an initial public offering of 1,500,000 units. Each unit will consist of one share of the company's common stock and one warrant entitling the holder thereof to purchase one additional share of the company's common stock at an exercise price of $6. The offering price is expected to be $5.10 per unit.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Officers and Directors

Cooper Firearms, Inc.

Stevensville, Montana

    We have audited the accompanying statements of operations, stockholders' equity and cash flows of Cooper Firearms, Inc. for the year ended December 31, 1995 and for the period from January 1, 1996 to August 13, 1996. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    As described in Note 3, on August 13, 1996, The Stock Shop, Inc. acquired all of the company's preferred stock and 91.65% of its common stock.

    In our opinion, the statements of operations, stockholders' equity and cash flows referred to above present fairly, in all material respects, the results of operations and cash flows of Cooper Firearms, Inc. for the year ended December 31, 1995 and for the period from January 1, 1996 to August 13, 1996, in conformity with generally accepted accounting principles.

                                                               /s/ DAVID TARLOW & CO., P.C.
                                                         ---------------------------------------
                                                                 David Tarlow & Co., P.C.

New York, New York

May 8, 1997

                             COOPER FIREARMS, INC.

                            STATEMENTS OF OPERATIONS

                                                                                                    SIX MONTHS
                                                                                    JANUARY 1,    ENDED JUNE 30,
                                                                                       1996            1996
                                                                     YEAR ENDED         TO        --------------
                                                                    DECEMBER 31,    AUGUST 13,
                                                                        1995           1996         UNAUDITED
                                                                    ------------  --------------
Net sales.........................................................   $  954,002    $    589,070    $    534,420
Cost of goods sold................................................    1,027,871         516,687         461,005
                                                                    ------------  --------------  --------------
Gross profit (loss)...............................................      (73,869)         72,383          73,415
                                                                    ------------  --------------  --------------

OPERATING EXPENSES
Selling, general and administrative expenses......................      316,278         209,828         191,621
Writedown of inventory to lower of cost or market.................       80,000         --              --
Bad debts.........................................................       --              27,362          18,000
                                                                    ------------  --------------  --------------
    Total operating expenses......................................      396,278         237,190         209,621
                                                                    ------------  --------------  --------------
    Operating loss................................................     (470,147)       (164,807)       (136,206)
Interest expense..................................................       38,809          20,267          15,241
                                                                    ------------  --------------  --------------
    Net loss......................................................   $ (508,956)   $   (185,074)   $   (151,447)
                                                                    ------------  --------------  --------------
                                                                    ------------  --------------  --------------

   The accompanying notes are an integral part of these financial statements.

                             COOPER FIREARMS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                         TREASURY STOCK--
                                     PREFERRED            PREFERRED STOCK
                                   STOCK CLASS B              CLASS C              COMMON STOCK               COMMON
                               ----------------------  ----------------------  ---------------------  ----------------------
                                 SHARES      AMOUNT      SHARES      AMOUNT     SHARES      AMOUNT      SHARES      AMOUNT
                               -----------  ---------  -----------  ---------  ---------  ----------  -----------  ---------
YEAR ENDED DECEMBER 31, 1995
Balance--January 1, 1995.....      28,661   $ 716,525      10,000   $ 125,000    117,085  $  690,221       2,324   $ (23,240)
Shares issued................                              23,000     287,500      6,300
Shares issued in lieu of
  interest...................                                                      1,100      11,000
Warrants exercised...........                                                      6,500      44,000
Common stock repurchased.....                                                                                550      (5,500)
Net loss--year ended December
  31, 1995...................
                               -----------  ---------  -----------  ---------  ---------  ----------       -----   ---------
Balance--December 31, 1995...      28,661   $ 716,525      33,000   $ 412,500    130,985  $  745,221       2,874   $ (28,740)
                               -----------  ---------  -----------  ---------  ---------  ----------       -----   ---------
                               -----------  ---------  -----------  ---------  ---------  ----------       -----   ---------

JANUARY 1, 1996 TO AUGUST 13,
  1996
Balance--January 1, 1996.....      28,661   $ 716,525      33,000   $ 412,500    130,985  $  745,221       2,874   $ (28,740)
Warrants exercised...........                                                      5,000      30,000
Shares issued in lieu of
  interest...................                                                      1,120      14,000
Debt converted to common
  stock......................                                                      2,424     300,000
Net loss--period from January
  1, 1996 to August 13,
  1996.......................
                               -----------  ---------  -----------  ---------  ---------  ----------       -----   ---------
Balance--August 13, 1996.....      28,661   $ 716,525      33,000   $ 412,500    139,529  $1,089,221       2,874   $ (28,740)
                               -----------  ---------  -----------  ---------  ---------  ----------       -----   ---------
                               -----------  ---------  -----------  ---------  ---------  ----------       -----   ---------


                                                  TOTAL
                                ACCUMULATED   STOCKHOLDERS'
                                  DEFICIT        EQUITY
                               -------------  -------------
YEAR ENDED DECEMBER 31, 1995
Balance--January 1, 1995.....   $(1,330,689)    $ 177,817
Shares issued................                     287,500
Shares issued in lieu of
  interest...................                      11,000
Warrants exercised...........                      44,000
Common stock repurchased.....                      (5,500)
Net loss--year ended December
  31, 1995...................      (508,956)     (508,956)
                               -------------  -------------
Balance--December 31, 1995...   $(1,839,645)    $   5,861
                               -------------  -------------
                               -------------  -------------
JANUARY 1, 1996 TO AUGUST 13,
  1996
Balance--January 1, 1996.....   $(1,839,645)    $   5,861
Warrants exercised...........                      30,000
Shares issued in lieu of
  interest...................                      14,000
Debt converted to common
  stock......................                     300,000
Net loss--period from January
  1, 1996 to August 13,
  1996.......................      (185,074)     (185,074)
                               -------------  -------------
Balance--August 13, 1996.....   $(2,024,719)    $ 164,787
                               -------------  -------------
                               -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                             COOPER FIREARMS, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                    JANUARY 1,
                                                                                       1996
                                                                     YEAR ENDED         TO          SIX MONTHS
                                                                    DECEMBER 31,    AUGUST 13,    ENDED JUNE 30,
                                                                        1995           1996            1996
                                                                    ------------  --------------  --------------
                                                                                                    UNAUDITED
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss..........................................................   $ (508,956)   $   (185,074)   $   (151,447)
Adjustments to reconcile net loss to net cash used by operating activities:
    Depreciation and amortization.................................       25,141          12,738          13,252
    Loss on sale of property and equipment........................       --               3,702           3,702
    (Increase) decrease in:
      Accounts receivable.........................................      107,610          29,809         (38,400)
      Inventory...................................................       39,902          (3,555)        (39,469)
      Other current assets........................................        9,306          13,328           7,590
      Other assets................................................        1,957          16,605          16,605
    Increase (decrease) in:
      Accounts payable and accrued expenses.......................      (55,934)        (14,218)         64,853
      Customer deposits...........................................       12,930          (7,987)         (6,191)
      Federal excise tax payable..................................       50,290         (16,959)         27,206
                                                                    ------------  --------------  --------------
Net cash used by operating activities.............................     (317,754)       (151,611)       (102,299)
                                                                    ------------  --------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment...............................      (24,303)        (10,307)        (10,307)
Proceeds from sales of property and equipment.....................       --             170,035         170,035
                                                                    ------------  --------------  --------------
  Net cash provided (used) by financing activities................      (24,303)        159,728         159,728
                                                                    ------------  --------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of loans payable.........................................       95,000         --              --
Repayments of loans payable.......................................      (21,026)       (188,934)       (188,934)
Net advances of bank line-of-credit...............................       24,475          23,700          23,700
Capital stock issued..............................................      342,500          44,000          44,000
Purchase of treasury stock........................................       (5,500)        --              --
Advance from stockholder..........................................       --             100,000         100,000
Financing costs incurred..........................................       (3,325)        --              --
                                                                    ------------  --------------  --------------
  Net cash provided (used) by financing activities................      432,124         (21,234)        (21,234)
                                                                    ------------  --------------  --------------
  Net increase (decrease) in cash.................................       90,067         (13,117)         36,195
Cash at beginning of period.......................................      (39,473)         50,594          50,594
                                                                    ------------  --------------  --------------
Cash at end of period.............................................   $   50,594    $     37,477    $     86,789
                                                                    ------------  --------------  --------------
                                                                    ------------  --------------  --------------
SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING AND INVESTING
  ACTIVITIES
Notes payable assumed by purchaser of property and equipment......   $   --        $    106,082    $    106,082
Notes payable to stockholder converted to stock...................   $   --        $    300,000    $    --
Supplemental Disclosure of Cash Flow Information
Cash paid for interest............................................   $   24,744    $     20,909    $     15,241
Cash paid for income taxes........................................   $       51    $    --         $    --

   The accompanying notes are an integral part of these financial statements.

                             COOPER FIREARMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                   (UNAUDITED WITH RESPECT TO THE SIX MONTHS
                              ENDED JUNE 30, 1996)

NOTE 1--ORGANIZATION AND NATURE OF BUSINESS

    Cooper Firearms, Inc., was incorporated in 1990 under the laws of the State of Montana. The company manufactures and sells custom quality production bolt action rifles used for both sport hunting and competition. Customers are located throughout the United States and parts of Canada.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    B) INVENTORIES

    Inventories are valued at the lower of cost or market on a first-in, first-out basis.

    C) DEPRECIATION

    Depreciation is provided using accelerated methods over the estimated useful lives of the assets.

    D) AMORTIZATION

    Amortization of loan fees and start-up costs is provided using the straight line method over a period of 36-60 months.

    E) INTERIM FINANCIAL STATEMENTS

    The unaudited interim financial statements for the six months ended June 30, 1996 reflect all adjustments (consisting of recurring accruals) management considers necessary for a fair presentation of results of operations and cash flows.

    F) LONG-LIVED ASSETS

    In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", which requires that certain long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. This standard is effective for fiscal years that begin after December 15, 1995. The company's adoption of this pronouncement on January 1, 1996 did not have a material impact on the company's financial statements.

NOTE 3--SUBSEQUENT EVENTS

    On August 13, 1996, The Stock Shop, Inc. acquired all of the preferred stock and 91.65% of the common stock of the company.

                             COOPER FIREARMS, INC.

                   (UNAUDITED WITH RESPECT TO THE SIX MONTHS
                              ENDED JUNE 30, 1996)

NOTE 4--DEPRECIATION

    The company recorded depreciation expense of $23,440 for the year ended December 31, 1995 and $9,967 for both the six months ended June 30, 1996 and the period from January 1, 1996 to August 13, 1996.

NOTE 5--REGULATION OF FIREARMS BY U.S. GOVERNMENT

    As a manufacturer of firearms, the company must comply with the regulations of the Bureau of Alcohol, Tobacco and Firearms. Requirements include an accountability of each serial numbered gun and the payment of an 11% federal excise tax as the guns are shipped and invoiced. Failure to comply with these regulations can lead to fines and suspension of manufacturing and sales operations.

NOTE 6--CONTINGENCIES

    The company has been notified that an individual injured himself while firing a weapon produced by the company. This individual has retained counsel. Management intends to vigorously defend this matter and has referred it to its insurance company. The insurer has not yet determined whether this is a covered claim under the policy. The amount or range of potential loss cannot be reasonably estimated at this time, but management does not expect it to be material. No accrual has been made for the loss contingency in the financial statements.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


    NO UNDERWRITER, DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE AND REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED FOR THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.


                               TABLE OF CONTENTS


                                                   PAGE
                                                 ---------
Prospectus Summary.............................          3
Risk Factors...................................          8
Use of Proceeds................................         18
Dilution.......................................         20
Capitalization.................................         21
Dividend Policy................................         21
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................         23
Business.......................................         26
Management.....................................         34
Principal Stockholders.........................         37
Certain Transactions...........................         37
Description of Securities......................         39
Shares Eligible for Future Sale................         42
Underwriting...................................         43
Legal Matters..................................         45
Experts........................................         45
Financial Statements...........................         47


                            ------------------------


    UNTIL            , 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTION.



                               CONNECTICUT VALLEY
                                  SPORTS, INC.
                                1,500,000 Units
                          Each Unit Consisting of One
                         Shares of Common Stock and One
                               Redeemable Common
                            Stock Purchase Warrants


                              BRIARWOOD INVESTMENT
                                 COUNSEL, INC.


                                          , 1998


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law, among other things, and subject to certain conditions, authorizes the Company to indemnify its officers and directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such an officer or director. The restated Certificate of Incorporation and By-laws of the Company provide for indemnification of its officers and directors to the full extent authorized by law.

    Reference is made to the Underwriting Agreement, the proposed form of which is filed as Exhibit 1.1, pursuant to which the Underwriter agrees to indemnify the directors and certain officers of the Registrant and certain other persons against certain civil liabilities.

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is a statement of the estimated expenses to be paid by the Company in connection with the issuance and distribution of the securities being registered:


SEC Registration Fee..........................................................             $ 6,330.20
NASD Filing Fee...............................................................             $ 2,414.75
NASDAQ Filing Fee.............................................................  *          $25,000.00
Printing Engraving Expenses...................................................  *          $75,000.00
Legal Fees and Expenses.......................................................  *          $125,000.00
Accounting Fees and Expenses..................................................  *          $120,000.00
Blue Sky Fees and Expenses....................................................  *          $40,000.00
Transfer Agent and Registrar Fees and Expenses................................  *          $ 3,500.00
Underwriter's Non-accountable Expense Allowance...............................             $229,500.00
Miscellaneous.................................................................  *          $28,236.41
                                                                                           ----------
    Total.....................................................................             $655,000.00


------------------------

*   Estimate

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES


    During the past three years, the Company has sold securities to the individuals listed below. The issuances of these securities were considered to be exempt from registration under Rule 505 and 506 of Regulation D of the Act, as amended, and the regulations promulgated thereunder or Section 4(2) of the Act. Each purchaser of the securities in such transaction represented his intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the certificates for the securities issued in such transaction. Each purchaser of the securities in such transaction had adequate access to information about the Registrant. Except as set forth below, there were no underwriters or placement agents involved in the transactions and there were no underwriting discounts or commissions paid in connection therewith.



    In September 1997, the Company issued an aggregate of 2,747,476 shares of its Common Stock to 56 investors in exchange for 2,747,476 shares of Common Stock of Connecticut Valley Classics, Inc. ("CVC"). As a result of the exchange, CVC became a 97% owned subsidiary of the Company.



    In October 1997, the Company issued 50,000 shares of common stock to Gersten, Savage, Kaplowitz & Fredricks, LLP in exchange for legal services rendered. This transaction was exempt from registration pursuant to Section 4(2) of the Act.

    CVC, the Company's predecessor and majority owned subsidiary has sold securities to the individuals listed below in the past three years:



    In May 1995, Victor Wang acquired 470,000 shares of CVC common stock for $50,000 and undertaking obligations to provide additional financing for CVC in the future. This transaction was exempt from registration pursuant to Section 4(2) of the Act.



    In September 1995, CVC closed a private placement in which it issued 237,269 shares of common stock at an offering price of $3.45 per share. Sales were made to 26 accredited investors. Duke & Co., Inc. acted as placement agent and received a placement agent fee of 10% of the gross proceeds as well as a 3% non-accountable expense allowance. In March 1996, an additional 132,692 shares of common stock were sold to 11 other accredited investors on the same terms and conditions in another private placement. These transactions were exempt from registration pursuant to Rule 506 of Regulation D.



    In connection with these private placements, 60,000 shares of common stock were issued to Gersten, Savage, Kaplowitz & Fredericks, LLP as compensation for legal services rendered. This transaction was exempt pursuant to Section 4(2) of the Act.



    In November 1996, the CVC issued 910,000, 364,000 and 26,000 shares to Victor Wang, Daniel Cooper and Jason Stacey, respectively, in connection with the acquisition of the Stock Shop, Inc. Mssrs. Wang, Cooper and Stacey had acquired their shares in the Stock Shop, Inc. in connection with the acquisition by the Stock Shop, Inc. of all of the assets of the Stock Shop LLC. These transactions were exempt from registration pursuant to Section 4(2) of the Act.



    From March through May 1997, CVC has a series of closings on a private placement in which it issued 183,993 shares of common stock at an offering price of $3.85 per share. Sales were made to 13 accredited investors. Duke & Co., Inc. acted as placement agent and received a placement agent fee of 10% of the gross proceeds as well as a 3% non-accountable expense allowance. This transaction was exempt from registration pursuant to Rule 506 of Regulation D.



    In August 1997, CVC issued 790 shares of stock to eight individuals in exchange for their shares in the Company's majority owned Cooper Arms subsidiary. This transaction was exempt from registration pursuant to Section 4(2).


ITEM 16. EXHIBITS


 1.1       Form of Underwriting Agreement between the Company and Briarwood Investment Counsel
 1.2       Form of Underwriter's Warrant
 1.3       Form of Investment Banking Agreement between the Company and Briarwood Investment
           Counsel, Inc.
 3.1*      Certificate of Incorporation of the Company and Amendments thereto
 3.2*      By-laws of the Company
 4.1**     Specimen Common Stock Certificate
 4.2**     Specimen Warrant Certificate
 4.3       Form of Warrant Agreement
 4.4**     Form of public warrant agreement
 5.1**     Form of opinion of Gersten, Savage, Kaplowitz & Fredericks, LLP
10.1       Form of employment agreement with Dan Cooper, President of the Company
10.2       The Company's 1997 Stock Option Plan

10.3       Lease Agreement between the Company and Curtis L. Merriman
10.4       Lease Agreement between the Company and Bitteroot Investments, L.L.C.
10.5       Agreement between the Company and J.G. Anschutz GmbH
10.6       Agreement between the Company and AcuSport Corporation
21.1*      List of Subsidiaries
23.1       Consent of BDO Seidman, LLP
23.2       Consent of David A. Tarlow & Co., P.C.
23.3       Consent of Gersten, Savage, Kaplowitz & Fredericks, LLP, counsel for the Company
           (included in Exhibit 5.1 to this Registration Statement)
24.1*      Power of Attorney
27**       Financial Data Schedule


------------------------


 *  Filed with the initial filing on October 9, 1997


**  To be filed by Amendment


ITEM 17 UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to any charter provision, by-law contract arrangements statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned small business issuer hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any Prospectus required by section 10(a)(3) of the Act;

    (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to suit information in the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(4) For determining any liability under the Act, treat the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h), under the Act as part of this registration statement as of the time the Commission declared it effective.

(5) For determining any liability under the Act, treat each post-effective amendment that contains a form of Prospectus as a new registration statement at that time as the initial bona fide Offering of those securities.

(6) To provide to the Underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES


    Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on January 8, 1998.



                                CONNECTICUT VALLEY SPORTS, INC.

                                By:               /s/ JOHN TILLELI
                                     -----------------------------------------
                                                    John Tilleli




    Pursuant to the requirements of the Act, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

       /s/ JOHN TILLELI         Chief Executive Officer
------------------------------                                   January 8, 1998
         John Tilleli

              *                 President and Director
------------------------------                                   January 8, 1998
          Dan Cooper

              *                 Chairman and Director
------------------------------                                   January 8, 1998
         Victor Wang

              *                 Treasurer (Principal
------------------------------    Accounting Officer) and        January 8, 1998
        Edward McCabe             Director

              *                 Vice President-Marketing,
------------------------------    Secretary and Director         January 8, 1998
         Gary Landis

       /s/ JOHN TILLELI
------------------------------
 *by John Tilleli as attorney
           in fact

                                 EXHIBIT INDEX



ITEM 16.   EXHIBITS
---------  --------------------------------------------------------------------------------------------------------

 1.1*      Form of Underwriting Agreement between the Company and Briarwood Investment Counsel, Inc.

 1.2       Form of Underwriter's Warrant

 1.3       Form of Investment Banking Agreement between the Company and Briarwood Investment Counsel, Inc.

 3.1*      Certificate of Incorporation of the Company and Amendments thereto

 3.2*      By-laws of the Company

 4.1**     Specimen Common Stock Certificate

 4.2**     Specimen Warrant Certificate

 4.3       Form of Warrant Agreement

 4.4**     Form of public warrant agreement

 5.1**     Form of opinion of Gersten, Savage, Kaplowitz & Fredericks, LLP

10.1       Form of employment agreement with Dan Cooper, President of the Company

10.2       The Company's 1997 Stock Option Plan

10.3       Lease Agreement between the Company and Curtis L. Merriman

10.4       Lease Agreement between the Company and Bitteroot Investments, L.L.C.

10.5       Agreement between the Company and S.G. Anschutz GmbH

10.6       Agreement between the Company and AcuSport Corporation

21.1*      List of Subsidiaries

23.1       Consent of BDO Seidman, LLP

23.2       Consent of David A. Tarlow & Co., P.C.

23.3       Consent of Gersten, Savage, Kaplowitz & Fredericks, LLP, counsel for the Company (included in Exhibit
           5.1 to this Registration Statement)

24.1       Power of Attorney (included on the signature page of this Registration Statement)

27**       Financial Data Schedule


------------------------


 *  Filed with the initial filing on October 9, 1997



**  to be filed by Amendment